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                                                                   EXHIBIT 10.41

                       SENIOR SECURED TERM LOAN AGREEMENT
                                      among

                                   FTCHP LLC,
                                    Borrower

                                       and

                          AMERICA WEST AIRLINES, INC.,
                                    Guarantor

                                       and

                               HERITAGE BANK, SSB,
                              Administrative Agent

                                       and

                  CITIBANK, N.A. AND THE LENDERS NAMED HEREIN,
                                     Lenders

                              $30,790,000 TERM LOAN
      $35,988,000 STATED PRINCIPAL AMOUNT OF SENIOR SECURED DISCOUNT NOTES

                          DATED AS OF DECEMBER 23, 2004

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                                TABLE OF CONTENTS

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SECTION 1 DEFINITIONS AND TERMS.................................................      1
   1.1    Definitions...........................................................      1
   1.2    Number and Gender of Words; Other References..........................     12
   1.3    Accounting Principles.................................................     13
SECTION 2 LOAN PROCEEDS/ISSUANCE OF SENIOR SECURED DISCOUNT NOTES...............     13
   2.1    Loan Proceeds.........................................................     13
   2.2    Issuance of Senior Secured Discount Notes.............................     13
   2.3    Legend................................................................     13
SECTION 3 TERMS OF PAYMENT......................................................     13
   3.1    Senior Secured Discount Notes and Payments............................     13
   3.2    Payments of Interest and Principal Prior to Termination Date..........     14
   3.3    Prepayments...........................................................     14
   3.4    Interest Options......................................................     15
   3.5    Default Rate..........................................................     15
   3.6    Interest Recapture....................................................     15
   3.7    Interest Calculations.................................................     15
   3.8    Maximum Rate..........................................................     15
   3.9    Interest Periods......................................................     16
   3.10   Conversion to Base Rate Borrowing.....................................     16
   3.11   Order of Application..................................................     16
   3.12   Sharing of Payments, Etc..............................................     17
   3.14   Booking Borrowings....................................................     17
SECTION 4 CHANGE IN CIRCUMSTANCES...............................................     17
   4.1    Increased Cost and Reduced Return.....................................     17
   4.2    Limitation on Types of Loans..........................................     18
   4.3    Illegality............................................................     18
   4.4    Treatment of Affected Loans...........................................     18
   4.5    Compensation..........................................................     19
   4.6    Taxes.................................................................     19
SECTION 5 FEES..................................................................     21
   5.1    Treatment of Fees.....................................................     21
   5.2    Fees of Administrative Agent..........................................     21
SECTION 6 SECURITY; GUARANTIES..................................................     21
   6.1    Collateral............................................................     21
   6.2    Future Liens..........................................................     21
   6.3    Release of Collateral.................................................     21
SECTION 7 CONDITIONS PRECEDENT..................................................     22
   7.1    Conditions Precedent to Closing.......................................     22
SECTION 8 REPRESENTATIONS, WARRANTIES, AND CERTAIN COVENANTS....................     22
   8.1    Organization, Powers, Capitalization..................................     22
   8.2    Authorization of Borrowing, No Conflict...............................     23
   8.3    Financial Condition...................................................     23
   8.4    No Adverse Material Change............................................     23
   8.5    Indebtedness and Liabilities..........................................     23
   8.6    Title to Properties; Liens............................................     23
   8.7    Litigation; Adverse Facts.............................................     23
   8.8    Broker's Fees.........................................................     24
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   8.9     Solevency.............................................................     24
   8.10    Disclosure............................................................     24
   8.11    Compliance with Laws; Authorizations; Consents........................     24
   8.12    Governmental Regulation...............................................     24
   8.13    Access to Accountants and Management..................................     24
   8.14    Inspection............................................................     25
   8.15    Borrower's Receipt of Payments........................................     25
   8.16    Reports...............................................................     25
   8.17    Supplemental Schedules................................................     25
   8.18    Single Purpose Entity.................................................     26
   8.19    Licenses, Permits, etc................................................     26
   8.20    Deposit Accounts......................................................     26
   8.21    Additional Environmental Representations..............................     26
SECTION 9  REPORTING AND OTHER AFFIRMATIVE COVENANTS.............................     27
   9.1     Financial Statements and Other Reports................................     27
   9.2     Endorsement; Insurance Claims.........................................     27
   9.3     Maintenance of Properties.............................................     27
   9.4     Further Assurances....................................................     27
   9.5     Mortgages; Title Reports..............................................     27
   9.6     Use of Proceeds and Margin Security...................................     28
   9.7     Termination/Default of Contracts......................................     28
   9.8     Notice of Event of Default and Other Matters..........................     28
   9.9     Payment of the Obligation.............................................     28
   9.10    Compliance with Laws, and Certain Environmental Covenants.............     28
   9.11    Notice of Claims......................................................     29
   9.12    Corrective Action.....................................................     29
   9.13    Borrower's Remedial Action............................................     30
   9.14    Periodic Site Assessments.............................................     31
   9.15    Deposit and Cash Collateral Accounts..................................     31
   9.16    Post-Closing Matters..................................................     32
SECTION 10 NEGATIVE COVENANTS....................................................     32
   10.1    Debt..................................................................     32
   10.2    Guaranties............................................................     33
   10.3    Transfers, Liens, and Related Matters.................................     33
   10.4    Investments and Loans.................................................     33
   10.5    Restricted Junior Payments............................................     33
   10.6    Restriction on Fundamental Changes....................................     33
   10.7    Transactions with Affiliates..........................................     34
   10.8    Conduct of Business...................................................     34
   10.9    Tax Consolidations....................................................     34
   10.10   Subsidiaries..........................................................     34
   10.11   Fiscal Year...........................................................     34
   10.12   Use of Lenders' Name..................................................     34
   10.13   IRS Form 8821.........................................................     34
   10.14   Sale Lease-back Transactions..........................................     34
   10.15   Transfers, Liens, and Related Matters.................................     34
   10.16   Liquidation...........................................................     35
   10.17   Restriction on Fundamental Changes....................................     35
   10.18   Transaction with Affiliates...........................................     35
   10.19   Conduct of Business...................................................     35
   10.20   Fiscal Year; Tax Designation..........................................     35
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
   10.21  Use of Lenders' Name.........................................................      35
   10.22  IRS Form 8821................................................................      35
SECTION 11DEFAULT, RIGHTS, AND REMEDIES................................................      35
   11.1   Event of Default.............................................................      35
   11.2   Remedies Upon Default........................................................      37
   11.3   Borrower Waivers.............................................................      38
   11.4   Performance by Administrative Agent..........................................      38
   11.5   Delegation of Duties; Reliance...............................................      38
   11.6   Not in Control...............................................................      39
   11.7   Course of Dealing............................................................      39
   11.8   Cumulative Rights............................................................      39
   11.9   Application of Proceeds......................................................      39
   11.10  Certain Proceedings..........................................................      39
   11.11  Expenditures by Lenders......................................................      40
   11.12  INDEMNIFICATION..............................................................      40
SECTION 12AGREEMENT AMONG LENDERS......................................................      42
   12.1   Administrative Agent.........................................................      42
   12.2   Expenses.....................................................................      43
   12.3   Proportionate Absorption of Losses...........................................      44
   12.4   [Intentionally Omitted]......................................................      44
   12.5   Limitation of Liability......................................................      44
   12.6   Default; Collateral..........................................................      45
   12.7   Limitation of Liability......................................................      46
   12.8   Relationship of Lenders......................................................      46
   12.9   Benefits of Agreement........................................................      46
   12.10  Obligations Several..........................................................      46
SECTION 13MISCELLANEOUS................................................................      46
   13.1   Headings.....................................................................      47
   13.2   Nonbusiness Days.............................................................      47
   13.3   Communications...............................................................      47
   13.4   Form and Number of Documents.................................................      48
   13.5   Survival.....................................................................      48
   13.6   GOVERNING LAW................................................................      48
   13.7   Invalid Provisions...........................................................      48
   13.8   Entirety.....................................................................      48
   13.9   Jurisdiction; Venue; Service of Process; Jury Trial..........................      49
   13.10  Amendments, Consents, Conflicts, and Waivers.................................      49
   13.11  Multiple Counterparts........................................................      50
   13.12  Successors and Assigns; Assignments and Participations.......................      50
   13.13  Decisions by Borrower........................................................      52
   13.14  Confidentiality..............................................................      52
   13.15  Publication..................................................................      53
   13.16  Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances..      53
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                                    SCHEDULES

Schedule 1A           -   Mortgaged Property
Schedule 1B           -   Other Liens
Schedule 2.1          -   Lenders Pro Rata Loan Proceeds Amounts
Schedule 2.2          -   Principal Amount of Senior Secured Discount Notes
Schedule 7.1          -   Conditions Precedent to Closing
Schedule 8.1          -   Capitalization of Borrower
Schedule 8.5          -   Debt and Liabilities
Schedule 8.11         -   Compliance with Laws
Schedule 8.20         -   Deposit Account
Schedule 9.16         -   Post-Closing Matters
Schedule 10.1(c)      -   Existing Debt
Schedule 10.1(d)      -   Debt Incurred with Refinancing of Existing Mortgages
Schedule 10.4         -   Existing Investments and Loans

                                                        Senior Secured Term Loan

                            SENIOR SECURED TERM LOAN

      THIS SENIOR SECURED TERM LOAN AGREEMENT (this "AGREEMENT"), is entered into as of December 23, 2004, among FTCHP LLC, a Delaware limited liability company (the "BORROWER"), America West Airlines, Inc. (the "GUARANTOR"), Citibank, N.A. (the "INITIAL LENDER"), the Lenders (as defined herein), and Heritage Bank, SSB, as Administrative Agent for itself and the Lenders.

                                    RECITALS

      A. Borrower has requested that Lenders extend credit to Borrower, and Lender requires and Borrower has agreed to issue to Lender Senior Secured Discount Notes, all as set forth in this Agreement.

      B. In order to secure Borrower's obligations under the Loan Documents (hereinafter defined), Borrower shall grant to Administrative Agent, for the benefit of Lenders, a security interest in and lien upon, all of the Borrower's personal property and real property.

      C. As additional security for Borrower's obligations under the Loan Documents, Guarantor shall guaranty the obligations of Borrower.

      Accordingly, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1 DEFINITIONS AND TERMS.

      1.1   DEFINITIONS. As used herein:

      ADJUSTED EURODOLLAR RATE means, for any Eurodollar Rate Borrowing for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Rate Borrowing for such Interest Period by (b) 1 minus the Reserve Requirement for such Eurodollar Rate Borrowing for such Interest Period; provided however, that in no event shall the Adjusted Eurodollar Rate be less than 1.5%.

      ADMINISTRATIVE AGENT means Heritage Bank, SSB, and its permitted successors and assigns as "ADMINISTRATIVE AGENT" for Lenders under the Loan Documents.

      AFFILIATE of any Person means any other individual or entity (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person, provided, however, that no individual shall be an Affiliate of any Person solely by reason of his or her being a director, officer, or employee of such Person, or (ii) 10% or more of the voting stock (or in the case of an entity which is not a corporation, 10% or more of the voting equity interest) of which is beneficially owned or held by such Person; and, for purposes of this definition only, "control," "controlled by," and "under common control with" means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract, or otherwise); provided that, for purposes of this Agreement neither Administrative Agent nor any Lender shall be deemed to be an Affiliate of Borrower.

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      AGGREGATE SENIOR SECURED DISCOUNT NOTE STATED AMOUNT means, on any date of determination, the sum of the Stated Principal Amount of all outstanding Senior Secured Discount Notes.

      AGREEMENT means this Senior Secured Term Loan Agreement (as the same may hereafter be amended, modified, supplemented, or restated from time to time).

      ANNIVERSARY DATE means the annually recurring date that is twelve (12) months from the Closing Date.

      APPLICABLE BASE RATE means, from day to day, the Base Rate plus the Applicable Base Rate Margin.

      APPLICABLE BASE RATE MARGIN means (a) from the Closing Date until the first Anniversary Date, 1.00%, and (b) thereafter, as calculated on each of the first, second, third, and fourth Anniversary Dates, an amount equal to 1.00%, plus or minus 4.25 basis points for each whole 1.00% increase or decrease in the prior year's LTV Ratio, provided however, that in no event shall the Applicable Base Rate Margin be less than 0%.

      APPLICABLE EURODOLLAR RATE means, for any Interest Period, the Adjusted Eurodollar Rate for such Interest Period plus the Applicable Eurodollar Rate Margin.

      APPLICABLE EURODOLLAR RATE MARGIN means (a) from the Closing Date until the first Anniversary Date, 3.89%, and (b) thereafter, as calculated on each of the first, second, third, and fourth Anniversary Dates, an amount equal to 3.89%, plus or minus 17 basis points for each whole 1.00% increase or decrease in the prior year's LTV Ratio, provided however, that in no event shall the Applicable Eurodollar Rate Margin be less than 0%.

      APPRAISAL means valuation of the Collateral as performed by the Approved Appraisers, completed at least fifteen (15) days and no more than forty-five
(45) days prior to the date that is thirty (30) months from the Closing Date. As used herein "Approved Appraisers" for the Collateral shall mean Simat Hellieson & Eichner Inc. for the that portion of the Collateral consisting of the maintenance hangar and Crosson Dannis, Inc. for that portion of the Collateral consisting of the Flight Training Center or any other appraiser for such Collateral approved in writing by the Administrative Agent and consented to by the Guarantor, such consent not to be unreasonably withheld or delayed.

      APPRAISED VALUE means, from time to time, the declared value of the Collateral as determined by an Appraisal. In order to calculate the Appraised Value on any given date, the parties will rely on the results of the previous completed Appraisal that is closest in time to such date. As of the Closing Date the Appraised Value is $43,700,000.

      ASSET DISPOSITION means the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation, or otherwise, of any or all of the assets of Borrower or any of its Subsidiaries other than (a) sales of inventory in the ordinary course of business, (b) disposition of worn out or obsolete equipment, (c) transfer of aircraft in the ordinary course of business, and (d) transfers of assets which are replaced with assets of equal value and utility.

      ASSIGNMENT AND ASSUMPTION means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by SECTION 13.12), and accepted by Administrative Agent.

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      AUTHORIZATIONS means all material filings, recordings, and registrations with, and all material validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, certificates of compliance, grants of authority, and permits from, any Governmental Authority.

      AWA'S ACCOUNTANTS means the independent certified public accountants selected by the Borrower and Guarantor and reasonably acceptable to Administrative Agent, which selection shall not be modified during the terms of this Agreement (except if the Borrower and Guarantor retain another of the so-called "Big Four" accounting firms) without the Collateral Agent's prior written consent, which consent shall not be withheld, delayed or conditioned unreasonably.

      BASE RATE means the interest rate printed in The Wall Street Journal, from time to time, as the base rate and not necessarily the best or lowest rate of interest offered by banks on such date.

      BASE RATE BORROWING means the Outstanding Note Balance during such time as the Senior Secured Discount Note bears interest at the per annum rate equal to the sum of the Base Rate, plus the Applicable Base Rate Margin.

      BORROWER is defined in the preamble to this Agreement.

      BORROWING means any amount disbursed (not the Stated Principal Amount), less the fees payable to the Administrative Agent pursuant to SECTION 5.2 herein, (a) by one or more Lenders pursuant to the terms of this Agreement or any other Loan Document, whether such amount constitutes an original disbursement of funds or the continuation of an amount outstanding, or (b) by any Lender in accordance with, and to satisfy the obligations of Borrower under, any Loan Document.

      BUSINESS DAY means (a) for all purposes, any day other than Saturday, Sunday, and any other day on which commercial banking institutions are required or authorized by Law to be closed in Dallas, Texas, Phoenix, Arizona, or New York, New York, and (b) in addition to the foregoing, in respect of any Eurodollar Rate Borrowing, a day on which dealings in United States dollars are conducted in the London interbank market and commercial banks are open for international business in London.

      CAPITAL LEASE means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

      CASH COLLATERAL ACCOUNT means the Deposit Account set forth on SCHEDULE 8.20, styled the Reserve Account subject to the exclusive direction, domain, and control of Administrative Agent.

      CASH EQUIVALENTS means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody's; (iii) commercial paper not issued by the Borrower or Guarantor maturing no more than one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any

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money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

      CERCLA means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601 et seq.

      CLOSING DATE means the date upon which this Agreement has been executed by Borrower, Lenders, and Administrative Agent and all conditions precedent specified in SECTION 7 have been satisfied or waived.

      CODE means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

      COLLATERAL means all of the items and types of property described as "Collateral" in SECTION 6 of this Agreement and in now existing or hereafter created Collateral Documents.

      COLLATERAL DOCUMENTS means all pledge agreements, financing statements, assignments of partnership interests, guaranties, Mortgages, assignments of rents, and any other collateral documents at any time delivered to Administrative Agent to create or evidence Liens securing the Obligation, together with all reaffirmations, amendments, and modifications thereof or supplements thereto.

      COMMITMENT PERCENTAGE means, for any Lender, at any date of determination occurring prior to the funding of the Loan Proceeds, the proportion (stated as a percentage) that its Committed Sum bears to the aggregate Committed Sums of all Lenders.

      COMMITTED SUM means, at any date of determination occurring prior to the funding of the Loan Proceeds, the amount stated beside such Lender's name on the most-recently amended SCHEDULE 2.1 to this Agreement (which amount is subject to increase, reduction, or cancellation in accordance with the Loan Documents).

      CONSEQUENTIAL LOSS means any loss or expense which any Lender may reasonably incur in respect of a Eurodollar Rate Borrowing as a consequence of any event described in SECTION 4.5.

      CONTROL AGREEMENT means, with respect to any Collateral consisting of investment property, Deposit Accounts, electronic chattel paper, and letter-of-credit Rights, an agreement evidencing that Administrative Agent has "control" (as defined in the UCC) of such Collateral.

      DEBT means (without duplication), for any Person (a) all indebtedness for borrowed money; (b) obligations under leases which in accordance with GAAP constitute Capital Leases; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money;
(d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; and (f) any advances under any factoring arrangement.

      DEBTOR RELIEF LAWS means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium,

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rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

      DEFAULT is defined in SECTION 11.

      DEFAULT RATE means, (i) with respect to the Outstanding Note Balance, on any date, a per annum rate of interest equal from day to day to the non-Default interest rate applicable to the Outstanding Note Balance, plus 5%, and (ii) with respect to any other Obligation under the Loan Documents, the lesser of (a) the Base Rate plus the then-effective Applicable Base Rate Margin plus 5% and (b) the Maximum Rate.

      DEPOSIT ACCOUNTS means any and all deposit accounts, bank accounts, investment accounts, or securities accounts, now owned or hereafter acquired or opened by Borrower, including, without limitation, any such accounts set forth on SCHEDULE 8.20, and any account which is a replacement or substitute for any of such accounts, together with all monies, instruments, certificates, checks, drafts, wire transfer receipts, and other property deposited therein and all balances therein.

      DOLLARS and the symbol $ means lawful money of the United States of America.

      ELIGIBLE ASSIGNEE means (a) a commercial bank organized under the Laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the Laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (c) any other entity which is an "ACCREDITED INVESTOR" (as defined in Regulation D under the Securities Act) or (d) any other entity which is "qualified institutional buyer" (as defined in Rule 144A of the Securities Act); provided, however, that no Affiliate of Borrower shall be an Eligible Assignee.

      ENVIRONMENTAL CLAIM means any actual or threatened claim, complaint, accusation, citation, demand, notice, obligation, cause of action, or any order, relating to or alleging any violation, damage (including, without limitation, to any Person, property or natural resources), injury, judgment, penalty or fine, cost of enforcement or compliance, cost of remedial action, cleanup, restoration, contribution or indemnity, direct, indirect, consequential or punitive damages, or any other cost or expense whatsoever, including reasonable attorneys' fees and disbursements, relating to or resulting from (a) the violation or alleged violation of any Environmental Law or Environmental Requirements, (b) the Release or threatened Release of Hazardous Substances, (c) the imposition of any Environmental Lien or (d) otherwise arising under any Environmental Law or under any common law cause of action that could result in Environmental Damages asserted by any Person against Borrower, Guarantor, Administrative Agent or Lender.

      ENVIRONMENTAL DAMAGES means all damages (including for strict liability and under CERCLA), (including direct, indirect, consequential or punitive damages), penalties, fines, costs, including response, compliance and oversight costs and expenses (including reasonable fees, costs and expenses of attorneys, consultants, contractors, experts and laboratories), of any and every kind or character, contingent or otherwise, matured or unmatured, known or unknown, direct or indirect, foreseeable or unforeseeable, made, incurred, suffered or brought at any time and from time to time and arising in whole or in part from:

            (a) The presence of any Hazardous Substance at the Mortgaged Property, the Release or threatened Release of any Hazardous Substance on, to or from the Mortgaged Property

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      or other Collateral, or the migration or threatened migration of any
      Hazardous Substance to, from or through the Mortgaged Property; or

            (b) The handling, treatment, containment, removal, storage, decontamination, remediation, clean-up, transport or disposal of any Hazardous Substance by Borrower or Guarantor, or any party for whose actions Borrower or Guarantor is liable under this Agreement, the Loan Documents, Environmental Requirements, or in connection with the Mortgaged Property or other Collateral; or

            (c) The breach of any representation, warranty, covenant or agreement to the extent such breach relates to the environmental representations, warranties, covenants or agreements in this Agreement; or

            (d) Any violation of any Environmental Law or Environmental Requirement, regardless of whether any act, omission, event or circumstance giving rise to the violation constituted a violation at the time of the occurrence or inception of such act, omission, event or circumstance, by Borrower or Guarantor or any party for whose actions either is liable, or in connection with the Mortgaged Property or other Collateral; or

            (e) Any Environmental Claim against Borrower or Guarantor in connection with the Mortgaged Property or other Collateral, or the filing or imposition of any Environmental Lien against the Mortgaged Property, because of, resulting from, in connection with, or arising out of any of the matters referred to in clauses (a) through (d) preceding.

      ENVIRONMENTAL LAW means any applicable Law relating to protection of the public health, welfare, and the environment, or occupational health and safety, including without limitation, those relating to the storage, handling, shipment and use of chemicals and other hazardous materials, those relating to the generation, processing, treatment, storage, transport, disposal, investigation, remediation, or other management of Hazardous Substances or waste materials of any kind, and those relating to the protection of environmentally sensitive areas, as any may have been and may be amended or supplemented from time to time, and any analogous future enacted or adopted Law.

      ENVIRONMENTAL LIEN means a Lien in favor of any Governmental Authority:
(a) under any Environmental Law; or (b) for any liability or damages arising from, or costs incurred by, any Governmental Authority in response to, the Release or threatened Release of any Hazardous Substance at the Mortgaged Property.

      ENVIRONMENTAL REQUIREMENT means any Environmental Law, agreement, permit, authorization, approval, identification number, license, notification, registration, order or restriction, applicable to the Borrower or Guarantor, in connection with the Mortgaged Property or other Collateral as the same now exists or may be changed, amended, or come into effect in the future, which pertains to the environment, including, but not limited to ground, air, water, or underground or aboveground tanks storing or used for Hazardous Substances.

      EURODOLLAR RATE means, for any Eurodollar Rate Borrowing for any Interest Period therefore, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Rate Borrowing for any Interest Period therefore, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen

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                                       6

LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

      EURODOLLAR RATE BORROWING means the Outstanding Note Balance during such period of time as the Note bears interest at the per annum rate equal to the sum of the Adjusted Eurodollar Rate plus the Applicable Eurodollar Rate Margin.

      FACILITIES means any building or other facility owned or used by Borrower in its business.

      FEDERAL FUNDS RATE means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined (which determination shall be conclusive and binding, absent manifest error) by Administrative Agent to be equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent (in its individual capacity) on such day on such transactions as determined by Administrative Agent (which determination shall be conclusive and binding, absent manifest error).

      FINANCIAL STATEMENTS means balance sheets, statements of operations, statements of shareholders' equity, and statements of cash flows prepared in accordance with GAAP, which statements of operations and statements of cash flows shall be in comparative form to the corresponding period of the preceding fiscal year, and which balance sheets and statements of shareholders' equity shall be in comparative form to the prior fiscal year-end figures.

      FISCAL YEAR means each twelve (12) month period ending on the last day of December in each year.

      GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which are applicable from time to time.

      GUARANTOR is defined in the preamble to this Agreement.

      GOVERNMENTAL AUTHORITY means any (a) state, county, city, town, village, or other local, state, or federal judicial, executive, regulatory, or legislative instrumentality, (b) private arbitration board or panel, or (c) central bank.

      HAZARDOUS SUBSTANCE means all or any of the following: (a) substances that are regulated, defined or listed in, or otherwise classified pursuant to, any Environmental Laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," "pollutant or contaminant," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, or toxicity; (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, or synthetic gas, and drilling fluids, produced waters, and other products, substances, or wastes associated with the exploration, development, production or use of crude oil, natural gas, or geothermal resources or any product thereof;

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                                       7

(c) any flammable substances, explosives, or any radioactive materials; (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; and (e) any other materials whose use, handling, management, transport or disposal is regulated because of its effect or potential effect on the environment.

      INITIAL LENDER is defined in the preamble to this Agreement.

      INTEREST PERIOD is determined in accordance with SECTION 3.9.

      LAWS means all applicable statutes, laws, treaties, ordinances, tariff requirements, rules, regulations, orders, permits or licenses, writs, injunctions, decrees, judgments, opinions, guidance documents or interpretations of any Governmental Authority.

      LENDERS means, on any date of determination, the Initial Lender or subject to the terms and conditions of this Agreement, any respective successor or assign of the Initial Lender.

      LIABILITIES has the meaning given that term in accordance with GAAP and includes Debt.

      LIEN means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind, and any other Right of or arrangement with any creditor (other than under or relating to subordination or other intercreditor arrangements) to have its claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

      LITIGATION means any action by or before any Governmental Authority.

      LOAN DOCUMENTS means (a) this Agreement, the Senior Secured Discount Notes, and the Collateral Documents, (b) all agreements, documents, or instruments in favor of Administrative Agent or Lenders delivered concurrently herewith or at any time hereafter pursuant to this Agreement or otherwise in connection with all or any part of the Obligation, and (c) any and all future renewals, extensions, restatements, reaffirmations, or amendments of, or supplements to, all or any part of the foregoing.

      LOAN PROCEEDS means the aggregate principal sum of all credit extended by all Lenders on the Closing Date, which amount shall not exceed $30,790,000.

      LTV RATIO means on each Anniversary Date, the ratio of (i) the Loan Proceeds less any principal payments made on the Senior Secured Discount Notes (including the payments of principal to be made pursuant to SECTION 3.2(b)) less the fees payable to the Administrative Agent pursuant to SECTION 5.2 herein, to
(ii) the Appraised Value as of such Anniversary Date; provided however, that for purposes of computing the LTV Ratio, the Appraised Value, at no time, shall be deemed to exceed $45,000,000.

      MATERIAL ADVERSE EVENT means any set of one or more circumstances or events which, individually or collectively, results in any (a) material adverse effect on the ability of Borrower or Guarantor, as applicable, to perform any obligations under any Loan Document or the ability of Administrative Agent or any Lender to enforce any such obligations or any of their respective Rights under the Loan Documents, or (b) material and adverse effect on the business, operations, prospects, properties, assets, or condition (financial or otherwise) of Borrower or Guarantor, as applicable.

      MATERIAL CONTRACT means a contract or agreement (including, without limitation, a provider agreement) the default (or event of default) under, termination of, or expiration of which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Event.

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                                       8

      MAXIMUM AMOUNT and MAXIMUM RATE respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

      MORTGAGE means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases, or other real estate security documents delivered by Borrower to Administrative Agent, on behalf of Lenders, with respect to the Mortgaged Property, all in form and substance satisfactory to Administrative Agent.

      MORTGAGED PROPERTY means that certain real property leased by Borrower, along with certain fixtures, all as described on SCHEDULE 1A.

      OBLIGATION means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owing, due, or payable to Administrative Agent, any Lender, or any Affiliate of any Lender by Borrower arising from, by virtue of, or pursuant to any Loan Document, including, without limitation, all interest accruing thereon, fees, costs, and expenses (including, without limitation, all reasonable attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Documents.

      OUTSTANDING NOTE BALANCE means, as of any date of calculation, the Stated Principal Amount less all principal payments made on the Senior Secured Discount Notes through such date.

      PARTICIPANT is defined in SECTION 13.12(d).

      PERMITTED DEBT is defined in SECTION 10.1.

      PERMITTED LIENS means the following types of Liens: (a) Liens (other than Liens relating to Environmental Claims or ERISA) for Taxes not yet due and payable; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, and other similar Liens imposed by Law, which are incurred in the ordinary course of business for sums not more than 30 days delinquent; (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security, statutory obligations, surety, and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds, and other similar obligations (exclusive of obligations for the payment of borrowed money); (d) easements, rights-of-way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Borrower; (e) Liens for purchase money obligations, provided that (i) the purchase of the asset subject to any such Lien is permitted under SECTION 10.1(c), (ii) the Debt secured by any such Lien is permitted under SECTION 10.1, and (iii) such Lien encumbers only the asset so purchased; (f) Liens in respect of Debt permitted under SECTION 10.1(c); provided that such Liens encumber only the asset which is subject to a Capital Lease; (g) Liens in favor of Administrative Agent, on behalf of itself and the other Lenders securing the Obligation; and, (h) Liens existing on the Closing Date to the extent set forth on SCHEDULE 1B.

      PERSON means any individual, entity, or Governmental Authority.

      POTENTIAL DEFAULT means the occurrence of any event or existence of any circumstance which, after the giving of notice or lapse of time or both, would become a Default.

      PRO FORMA means the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the Closing Date after giving effect to the transactions contemplated by this Agreement.

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                                       9

      PRO RATA or PRO RATA PART, for each Lender, means on any date of determination, the proportion which the portion of the Aggregate Senior Secured Discount Note Stated Amount owed to such Lender (as applicable) bears to the Aggregate Senior Secured Discount Note Stated Amount owed to all Lenders at the time in question.

      REGISTER is defined in SECTION 13.12(c).

      REGULATION D means Regulation D of the Board of Governors of the Federal Reserve System, as amended.

      REGULATION U means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

      RELATED FUND means, with respect to any Lender, a fund or other investment vehicle that invests in commercial loans and is managed by such Lender or by the same investment advisor that manages such Lender or by an Affiliate of such Lender or investment advisor.

      RELEASE means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, migrating, or other movement into the air, ground, ground or surface water, or soil.

      REPRESENTATIVES means representatives, officers, directors, employees, attorneys, and agents.

      REQUIRED LENDERS means, on any date of determination, those Lenders holding 50.1% or more of the Aggregate Senior Secured Discount Note Stated Amount .

      RESERVE REQUIREMENT means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of Eurodollar Rate Borrowings, "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Rate Borrowings. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

      RESTRICTED JUNIOR PAYMENT means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower, except a dividend payable solely with shares of the class of stock on which such dividend is declared; (b) any redemption, conversion, exchange, retirement, defeasance, sinking fund, or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower, or the issuance of a notice of an intention to do any of the foregoing; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower; and (d) any payment by Borrower of any management, consulting, or similar fees to any Affiliate, whether pursuant to a management agreement or otherwise.

      RIGHTS means rights, remedies, powers, privileges, and benefits.

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                                       10

      SCHEDULE means, unless specified otherwise, a schedule attached to this Agreement, as the same may be supplemented and modified from time to time in accordance with the terms of the Loan Documents.

      SECURITIES ACT means the Securities Act of 1933, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

      SENIOR SECURED DISCOUNT NOTES means the senior secured discount notes issued by Borrower to Lenders on the Closing Date, and any replacement notes issued pursuant to this Agreement.

      SINGLE PURPOSE ENTITY means a Person which: (a) was formed under the laws of the State of Delaware solely for the purpose of acquiring and holding an leasehold interest in the Mortgaged Property, (b) does not engage in any business unrelated to the Mortgaged Property, (c) does not have any assets other than those related to its interest in the Mortgaged Property, (d) does not have any Debt other than, in the case of Borrower, Permitted Debt, (e) maintains books, accounts, records, financial statements, stationery, invoices and checks which are separate and apart from those of any other Person (except that such Person's financial position, assets, results of operations and cash flows may be included in the consolidated financial statements of an affiliate of such Person in accordance with GAAP, provided that any such consolidated financial statements shall contain a note indicating that such Person and its affiliates are separate legal entities and maintain records, books of account separate and apart from any other Person), (f) is subject to and complies with all of the limitations on powers and separateness requirements set forth in the organizational documentation of such Person as of the Closing Date, (g) holds itself out as being a Person separate and apart from each other Person and not as a division or part of another Person, (h) conducts its business in its own name, (i) exercises reasonable efforts to correct any misunderstanding actually known to it regarding its separate identity, maintains an arm's-length relationship with its Affiliates, and does not permit any of its Affiliates or constituent party independent access to its bank accounts, (j) pays its own liabilities out of its own funds (including the salaries of its own employees) and reasonably allocates any overhead that is shared with an affiliate, including, but not limited to, paying for shared office space and services performed by any officer or employee of an affiliate, (k) maintains a sufficient number of employees in light of its contemplated business operations, (l) conducts its business so that the assumptions made with respect to it which are contained in the that certain non-consolidation opinion issued by Lewis and Roca, LLP, of even date herewith, shall at all times be true and correct in all material respects, (m) in the case of (i) a corporation, observes all applicable corporate formalities in all material respects, (ii) a limited liability company, observes all applicable limited liability company formalities in all material respects, and (iii) a limited partnership, observes all applicable limited partnership formalities in all material respects, (n) does not commingle its assets with those of any other Person and holds such assets in its own name,
(o) does not assume, guarantee or become obligated for the debts of any other Person, and does not hold out its credit as being available to satisfy the obligations or securities of others, (p) does not acquire obligations or securities of its shareholders, members or partners, (q) does not pledge its assets for the benefit of any other Person and does not make any loans or advances to any Person, (r) maintains adequate capital in light of its contemplated business operations, and (s) has by-laws or an operating agreement, which provides that, for so long as the Loan is outstanding, such Person shall not take or consent to any of the following actions, except to the extent expressly permitted in this Agreement and the other Loan Documents:

      (i) the dissolution, liquidation, consolidation, merger or sale of all or substantially all of its assets;

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                                       11

      (ii) the engagement by such Person in any business other than the acquisition, development, management, leasing, ownership, maintenance and operation of the Mortgaged Property, and activities incidental thereto;

      (iii) the filing, or consent to the filing, of a bankruptcy or insolvency petition, any general assignment for the benefit of creditors or the institution of any other insolvency proceeding, or the seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official in respect of such Person without the affirmative vote of its Special Manager; and

      (iv) any amendment or modification of any provision of its organizational documents relating to qualification as a "SINGLE PURPOSE ENTITY".

      SOLVENT means, as to a Person, that (a) the aggregate fair saleable value of such Person's assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) such Person does not intend to incur and does not believe that it will incur Debt beyond its ability to pay such Debt as it becomes due, and (c) such Person does not have unreasonably small capital to conduct such Person's businesses as presently conducted or contemplated.

      STATED PRINCIPAL AMOUNT means, as to each Senior Secured Discount Note, the "Stated Principal Amount at Maturity" of such Senior Secured Discount Note, as set forth on SCHEDULE 2.2.

      SUBSIDIARY of any Person means (a) any entity of which an aggregate of more than 50% (in number of votes) of the stock, membership interests, or other equity interests is owned of record or beneficially, directly or indirectly, by such Person, or (b) any partnership (limited or general) of which such Person shall at any time be the controlling general partner determined in accordance with GAAP or own more than 50% of the issued and outstanding partnership interests.

      TAXES means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon such Person, its income, or any of its properties, franchises, or assets.

      TERMINATION DATE means the earlier of (a) December 31, 2009, and (b) the effective date of any other termination, cancellation, redemption, or acceleration of the Loan.

      UCC means the Uniform Commercial Code as adopted in Arizona, or any relevant jurisdiction which relates to the Liens in question.

      1.2 NUMBER AND GENDER OF WORDS; OTHER REFERENCES. Unless otherwise specified in the Loan Documents, (a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender,
(b) heading and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used, (e) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions, (f) references to "including" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Documents, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (j) references to any Loan Document or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

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                                       12

      1.3 ACCOUNTING PRINCIPLES. Except as otherwise expressly provided herein, all accounting and financial terms used in the Loan Documents and the compliance with each financial covenant therein shall be determined in accordance with GAAP, and, all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied during the preceding comparable period. If Borrower or Required Lenders determine that a change in GAAP from that in effect on the date hereof has altered the treatment of certain financial data to its detriment under this Agreement, such party may, by written notice to the others and Administrative Agent not later than thirty (30) days after the effective date of such change in GAAP, request renegotiation, in good faith, of the financial covenants affected by such change. If Borrower and Required Lenders, despite good faith efforts, have not agreed on revised covenants within 30 days after delivery of such notice, then, for purposes of this Agreement, GAAP will mean generally accepted accounting principles on the date just prior to the date on which the change that gave rise to the renegotiation occurred.

SECTION 2 LOAN PROCEEDS/ISSUANCE OF SENIOR SECURED DISCOUNT NOTES.

      2.1 LOAN PROCEEDS. Each Lender severally, but not jointly, agrees to lend to Borrower in a single advance on the Closing Date such Lender's Commitment Percentage of the Loan Proceeds as set forth on Schedule 2.1A.

      2.2 ISSUANCE OF SENIOR SECURED DISCOUNT NOTES. Borrower agrees to issue to each Lender, on the Closing Date, the Stated Principal Amount of Senior Secured Discount Notes set forth opposite the name of such Lender on SCHEDULE 2.2. Borrower and each Lender agree that for purposes of Sections 1271 through 1275 of the Code, the aggregate original purchase price of the Senior Secured Discount Notes is as set forth under the heading "Purchase Price" on SCHEDULE 2.2, and such price will be appropriately used by Borrower and such Lender for financial reporting and income Tax purposes.

      2.3 LEGEND. Each Senior Secured Discount Note shall bear the following original issue discount legend:

      FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $35,988,000, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $5,198,000, AND THE YIELD TO MATURITY COMPOUNDED QUARTERLY IS LIBOR PLUS 7.14% ASSUMING NO OPTIONAL PRINCIPAL PREPAYMENTS AND ASSUMING THE APPRAISED VALUE REMAINS CONSTANT FOR THE LIFE OF THIS SENIOR SECURED DISCOUNT NOTE.

SECTION 3 TERMS OF PAYMENT.

      3.1 SENIOR SECURED DISCOUNT NOTES AND PAYMENTS.

            (a) Senior Secured Discount Notes. The amount owed by Borrower to each Lender shall be evidenced by a Senior Secured Discount Note, payable to the order of such Lender. On the Closing Date, Borrower will deliver to each Lender a Senior Secured Discount Note in the name of such Lender and in the Stated Principal Amount as set forth on SCHEDULE 2.2. Upon any assignment of any portion of any Lender's Senior Secured Discount Notes, Borrower shall issue new Senior Secured Discount Notes to both the assigning Lender and the assignee to reflect such assignment.

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

            (b) Payment. All payments of principal, interest, and other amounts to be made by Borrower under this Agreement and the other Loan Documents shall be made to Administrative Agent at its principal office in Dallas, Texas in Dollars and in funds which are or will be available for immediate use by Administrative Agent by 2:00 p.m. central time on the day due, without setoff, deduction, or counterclaim. Payments made after 2:00 p.m. central time shall be deemed made on the Business Day next following. Administrative Agent shall pay to each Lender any payment of principal, interest, or other amount to which such Lender is entitled hereunder on the same day Administrative Agent shall have received the same from Borrower; provided such payment is received by Administrative Agent prior to 2:00 p.m. central time, and otherwise before 2:00 p.m. central time on the Business Day next following.

            (c) Payment Assumed. Unless Administrative Agent has received notice from Borrower prior to the date on which any payment is due under this Agreement that Borrower will not make that payment in full, Administrative Agent may assume that Borrower has made the full payment due and Administrative Agent may, in reliance upon that assumption, cause to be distributed to the appropriate Lender on that date the amount then due to such Lenders. If and to the extent Borrower does not make the full payment due to Administrative Agent, each Lender shall repay to Administrative Agent on demand the amount distributed to that Lender by Administrative Agent together with interest for each day from the date that Lender received payment from Administrative Agent until the date that Lender repays Administrative Agent (unless such repayment is made on the same day as such distribution), at an annual interest rate equal to the Federal Funds Rate.

      3.2 PAYMENTS OF INTEREST AND PRINCIPAL PRIOR TO TERMINATION DATE.

            (a) Interest Payments. Interest shall accrue on the Outstanding Note Balance at the applicable rate set forth in SECTION 3.4, below. Accrued interest on each Eurodollar Rate Borrowing and each Base Rate Borrowing is due and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing March 31, 2005, and ending on the Termination Date.

            (b) Principal Payments. Borrower shall make the following payments to Administrative Agent: (i) on each of the first and second Anniversary Dates, an amount equal to $1,529,500 and (ii) on the Termination Date, the Outstanding Note Balance.

      3.3 PREPAYMENTS.

            (a) Optional Prepayments.

                  (i) After giving Administrative Agent advance written notice of its intent to prepay, Borrower may voluntarily prepay the Loan only as follows: (i) on each of the third and fourth Anniversary Dates, the amount that is equal to $1,529,500 and (ii) from time to time and at any time, the Outstanding Note Balance on all outstanding Senior Secured Discount Notes; provided that: (A) such notice must be received by Administrative Agent by 12:00 p.m. central time, three Business Days preceding the date of prepayment, and (B) concurrently with the delivery of such notice, Borrower shall deliver to Administrative Agent evidence satisfactory to Administrative Agent that such prepayment is permitted by the terms of this Agreement. Conversions under SECTION 3.11 are not prepayments. Each notice of prepayment shall specify the prepayment date and the amount to be prepaid and shall constitute a binding obligation of Borrower to make a prepayment on the date stated therein, together with (unless such prepayment is made

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                                       14
            with respect to a Base Rate Borrowing) accrued and unpaid interest to the date of such payment on the aggregate principal amount prepaid.

                  (ii) Application of Voluntary Prepayment. If no Default or
            Potential Default then exists or arises as a result therefrom, any voluntary prepayments of the Obligation shall be allocated Pro Rata to each Lender.

            (b) Prepayments; Interest/Consequential Loss. All prepayments under this SECTION 3.3 shall be made, together with accrued interest to the date of such prepayment on the principal amount prepaid, together with any Consequential Loss arising as a result thereof.

      3.4 INTEREST OPTIONS. Except as set forth in SECTIONS 4.2(A) and 4.3 herein, the Outstanding Note Balance shall bear interest at the Applicable Eurodollar Rate, as adjusted every ninety (90) days, provided however, that the Applicable Base Rate shall apply when a Default exists. Each change in the Base Rate, subject to the terms of this Agreement, will become effective, without notice to Borrower or any other person, upon the effective date of such change.

      3.5 DEFAULT RATE. At the option of Required Lenders and to the extent permitted by Law, all past-due principal payments and past due interest accruing on any of the Obligation shall bear interest from maturity (stated or by acceleration) or the date due, as applicable, at the Default Rate until paid; provided that, the Default Rate shall automatically apply in the case of SECTION
11.4 where the Default Rate is specified.

      3.6 INTEREST RECAPTURE. If the designated rate applicable to the Outstanding Note Balance exceeds the Maximum Rate, the rate of interest on such Outstanding Note Balance shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Aggregate Senior Secured Discount Note Stated Amount , the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if such designated rates had at all times been in effect and the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on the Aggregate Senior Secured Discount Note Stated Amount .

      3.7 INTEREST CALCULATIONS. Interest will be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days (unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may be). All interest rate determinations and calculations by Administrative Agent are conclusive and binding absent manifest error.

      3.8 MAXIMUM RATE. Regardless of any provision contained in any Loan Document, neither Administrative Agent nor any Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligation, any amount in excess of the Maximum Rate, and, if Lenders ever do so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and Lenders

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                                       15
and Borrower agree that such is the case), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof and any Termination Fee payable as a result thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation. However, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lenders shall refund such excess, and, in such event, Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount.

      3.9 INTEREST PERIODS. The interest period applicable to Eurodollar Rate Borrowings shall be ninety (90) days (each an "INTEREST PERIOD"); provided, however, that: (a) the initial Interest Period shall commence on the date hereof and each Interest Period occurring thereafter in respect of the Outstanding Note Balance shall commence on the day on which the next preceding Interest Period applicable thereto expires; and (b) if any Interest Period for a Eurodollar Rate Borrowing begins on a day for which there is no numerically corresponding Business Day in the calendar month at the end of such Interest Period, then such Interest Period shall end on the last Business Day in the calendar month at the end of such Interest Period.

      3.10 CONVERSION TO BASE RATE BORROWING. No Eurodollar Rate Borrowing may be made or continued as a Eurodollar Rate Borrowing, and no Base Rate Borrowing may be converted to a Eurodollar Rate Borrowing, if the interest rate for such Eurodollar Rate Borrowing would exceed the Maximum Rate. The right to continue as a Eurodollar Rate Borrowing shall not be available during the occurrence of a Default.

      3.11 ORDER OF APPLICATION. Any payment or prepayment (including proceeds from the exercise of any Rights) shall be applied to the Obligation in the following order: (i) to the ratable payment of all fees, expenses, and indemnities for which Administrative Agent or Lenders have not been paid or reimbursed in accordance with the Loan Documents (as used in this SECTION 3.11, a "ratable payment" for any Lender or Administrative Agent shall be, on any date of determination, that proportion which the portion of the total fees, expenses, and indemnities owed to such Lender or Administrative Agent bears to the total aggregate fees and indemnities owed to all Lenders and Administrative Agent on such date of determination); (ii) to the ratable payment of accrued and unpaid interest on the Aggregate Senior Secured Discount Note Stated Amount (as used in this SECTION 3.11), "ratable payment" means, for any Lender, on any date of determination, that proportion which the accrued and unpaid interest on the Senior Secured Discount Note owed to such Lender bears to the total accrued and unpaid interest on the Aggregate Senior Secured Discount Note Stated Amount owed to all Lenders); (iii) to the ratable payment of the Aggregate Senior Secured Discount Note Stated Amount (as used in this SECTION 3.11, "ratable payment" means, for any Lender, on any date of determination, that proportion which the Senior Secured Discount Note Amount owed to such Lender bears to the Aggregate Senior Secured Discount Note Stated Amount owed to all Lenders); and (iv) to the payment of the remaining Obligation in the order and manner Required Lenders deem appropriate.

Subject to the provisions of SECTION 12 and provided that Administrative Agent shall not in any event be bound to inquire into or to determine the validity, scope, or priority of any interest or entitlement of any Lender and may suspend all payments or seek appropriate relief (including, without limitation, instructions from Required Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby, Administrative Agent shall promptly distribute such amounts to each Lender in accordance with the Agreement and the related Loan Documents.

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                                       16

      3.12 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment or prepayment with respect to the Obligation (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under Section 3.13) which is in excess of its share of any such payment in accordance with the relevant Rights of the Lenders under the Loan Documents, then such Lender shall purchase from the other Lenders such participations as shall be necessary to cause such purchasing Lender to share the excess payment with each other Lender in accordance with the relevant Rights under the Loan Documents. If all or any portion of such excess payment is subsequently recovered from such purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of such recovery. Borrower agrees that any Lender purchasing a participation from another Lender pursuant to this
SECTION 3.12 may, to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

      3.13 BOOKING BORROWINGS. To the extent permitted by Law, any Lender may make, carry, or transfer its Pro Rata Part of the Outstanding Note Balance at, to, or for the account of any of its Affiliates; provided that, no Affiliate of any Lender shall be entitled to receive any greater payment under SECTION 4 than the transferor Lender would have been entitled to receive with respect to such Pro Rata Part.

SECTION 4 CHANGE IN CIRCUMSTANCES.

      4.1 INCREASED COST AND REDUCED RETURN.

            (a) Changes in Law. If, after the date hereof, the adoption of any applicable Law or any change in any applicable Law or any change in the interpretation or administration thereof by any Governmental Authority having jurisdiction over the Loan Documents, or compliance by any Lender with any request or directive (having the force of Law) of any such Governmental Authority:

                  (i) shall subject such Lender to any Tax or other charge with respect to any Eurodollar Rate Borrowing or its obligation to loan Eurodollar Rate Borrowings, or change the basis of taxation of any amounts payable to such Lender under the Loan Documents in respect of any Eurodollar Rate Borrowings (other than Taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office);

                  (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender, including the commitment of such Lender hereunder; or

                  (iii) shall impose on such Lender or the London interbank
            market any other condition affecting the Loan Documents or any of such extensions of credit or liabilities or commitments;

      and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing, or maintaining any Eurodollar Rate Borrowings or to reduce any sum received or receivable by such Lender under the Loan Documents with respect to any Eurodollar Rate Borrowing, then Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction.

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                                       17

            (b) Capital Adequacy. If, after the date hereof, any Lender shall have determined that the adoption of any applicable Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof and having jurisdiction over the Loan Documents, or any request or directive regarding capital adequacy (having the force of Law) of any such Governmental Authority has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration, in good faith, its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

            (c) Compensation Statement. Each Lender shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section. Any Lender claiming compensation under this Section shall furnish to Borrower and Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

      4.2 LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Rate Borrowing, Administrative Agent determines (which determination shall be conclusive absent manifest error) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, then Administrative Agent shall give Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to continue Eurodollar Rate Borrowings, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Rate Borrowings, either prepay such Eurodollar Rate Borrowings or convert such Eurodollar Rate Borrowings into Base Rate Borrowings in accordance with the terms of this Agreement.

      4.3 ILLEGALITY. Notwithstanding any other provision of the Loan Documents, in the event that it becomes unlawful for any Lender to make, maintain, or fund Eurodollar Rate Borrowings hereunder, then such Lender shall promptly notify Borrower thereof and such Lender's obligation to make or continue Eurodollar Rate Borrowings and to convert other Base Rate Borrowings into Eurodollar Rate Borrowings shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Borrowings (in which case the provisions of SECTION 4.4 shall be applicable).

      4.4 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to fund Eurodollar Rate Borrowings or to continue Eurodollar Rate Borrowings shall be suspended pursuant to SECTIONS 4.1, 4.2, or 4.3 hereof, such Lender's Eurodollar Rate Borrowings shall be automatically converted into Base Rate Borrowings on the last day(s) of the then current Interest Period(s) for Eurodollar Rate Borrowings (or, in the case of a conversion required by SECTION
4.3 hereof, on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in SECTIONS 4.1, 4.2, or 4.3 hereof that gave rise to such conversion no longer exist:

            (a)   to the extent that such Lender's Eurodollar Rate
      Borrowings have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Rate Borrowings shall be applied instead to its Base Rate Borrowings; and

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                                       18

            (b) all Eurodollar Rate Borrowings that would otherwise be made or continued by such Lender as Eurodollar Rate Borrowings shall be made or continued instead as Base Rate Borrowings, and all Base Rate Borrowings of such Lender that would otherwise be converted into Eurodollar Rate Borrowings shall be converted instead into (or shall remain as) Base Rate Borrowings.

If such Lender gives notice to Borrower (with a copy to Administrative Agent) that the circumstances specified in SECTIONS 4.1, 4.2, or 4.3 hereof that gave rise to the conversion of such Lender's Eurodollar Rate Borrowings pursuant to this SECTION 4.4 no longer exist, such Lender's Base Rate Borrowings shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Borrowings, to the extent necessary so that, after giving effect thereto, all Eurodollar Rate Borrowings held by the Lenders and by such Lender are held pro rata (as to principal amounts and Interest Periods) in accordance with their ratable shares of the Aggregate Senior Secured Discount Note Stated Amount .

      4.5 COMPENSATION. Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any actual out-of-pocket loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

            (a)   any payment, prepayment, or conversion of a Eurodollar
      Rate Borrowing for any reason (including, without limitation, the acceleration of the loan pursuant to SECTION 11.2) on a date other than the last day of the Interest Period; or

            (b) any failure by Borrower for any reason to borrow, continue, or prepay a Eurodollar Rate Borrowing on the date for such borrowing, continuation, or prepayment specified in the relevant notice of prepayment or continuation under this Agreement.

      4.6   TAXES.

            (a) General. Any and all payments by Borrower to or for the account of any Lender or Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes, excluding, in the case of each Lender and Administrative Agent, Taxes imposed on its income and franchise Taxes imposed on it by the jurisdiction under the Laws of which such Lender or Administrative Agent (as the case may be) is organized, or any political subdivision thereof. If Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Lender or Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 4.6) such Lender or Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law, and (iv) Borrower shall furnish to Administrative Agent, the original or a certified copy of a receipt evidencing payment thereof.

            (b) Stamp and Documentary Taxes. In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the

                                                        Senior Secured Term Loan
      execution or delivery of, or otherwise with respect to, any Loan Document (hereinafter referred to as "OTHER TAXES").

            (c) Indemnification for Taxes. Borrower agree to indemnify each Lender and Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION 4.6) paid by such Lender or Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

            (d) Withholding Tax Forms. Each Lender organized under the Laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter, including, without limitation, upon the expiration or obsolescence of any previously delivered form or upon the written request of Borrower or Administrative Agent (but only so long as such Lender remains lawfully able to do so) shall provide Borrower and Administrative Agent with (i) two duly completed copies of Internal Revenue Service Form W-BEN, W-8ECI, W-8IMY, W-9, or other applicable form, as the case may be, certifying in each case that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, or certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payment pursuant to the "portfolio interest" exception under section 871(h) or 881(c) of the Code, (ii) if applicable, a statement indicating that such Lender is entitled to the "portfolio interest" exception under
      Section 871(h) or 881(c)(3) of the Code, and (iii) any other governmental forms or certificates which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate withholding tax, which has been reasonably requested by Borrower or Administrative Agent. If an event (including without limitation any change in treaty, law, or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Lender from duly completing and delivering any such form with respect to it and such Lender advises Borrower and Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, such Lender shall not be required to deliver such forms. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding at such rate shall be considered excluded from "Taxes".

            (e)   Failure to Provide Withholding Forms; Changes in Tax
      Laws. For any period with respect to which a Lender has failed to provide Borrower and Administrative Agent with the appropriate form pursuant to
      SECTION 4.6(d) (unless such failure is due to a change in Law occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under
      SECTION 4.6(a) or 4.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

            (f) Tax Payment Receipt. Within 30 days after the date of any payment of Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing such payment.

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                                       20

            (g) Survival. Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this SECTION 4.6 shall survive the payment in full of the Obligation.

SECTION 5 FEES.

      5.1 TREATMENT OF FEES. Except as otherwise provided by Law, the fees described in this SECTION 5: (a) do not constitute compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in the Loan Documents, (c) shall be payable in accordance with SECTION 3.1(b), (d) shall be non-refundable, (e) shall, to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate, and (f) shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 365 or 366 days, as the case may be.

      5.2   FEES OF ADMINISTRATIVE AGENT. Borrower shall pay to
Administrative Agent (for its own account) the fees described in that certain fee letter with Administrative Agent.

SECTION 6 SECURITY.

      6.1 COLLATERAL. To secure the full and complete payment and performance of the Obligation on the Closing Date, each of Guarantor and Borrower shall enter into Collateral Documents (in form and substance acceptable to Administrative Agent) pursuant to which, among other things, each such entity shall, to the extent permitted by applicable Law, grant, pledge, assign, and create first priority Liens (except to the extent Permitted Liens affect such priority) in favor of Administrative Agent for the ratable benefit of Lenders in and to: (a) all Rights, titles, and interests in all personal property of Borrower; (b) all Rights, titles, and interests in all real property of Borrower, including but not limited to the Mortgaged Property; (c) Guarantor's equity interests in the Borrower and all Rights, titles, and interests attendant thereto; and (d) all cash and non-cash proceeds of any of the foregoing (the "COLLATERAL").

      6.2 FUTURE LIENS. Promptly after (a) the acquisition of any material assets (real, personal, tangible, or intangible) by Borrower, (b) the removal, termination, or expiration of any prohibitions upon the granting of a Lien in any asset (real, personal, tangible, or intangible) of Borrower, or (c) upon the designation, formation, or acquisition of any new Subsidiary of Borrower (the assets described in CLAUSES (a) through (c) hereof are referred to herein as the "ADDITIONAL ASSETS"), Borrower shall (or shall cause the appropriate new Subsidiary to) execute and deliver to Administrative Agent all further instruments and documents (including, without limitation, Collateral Documents, and all certificates and instruments representing shares of stock or evidencing Debt and any realty appraisals as Administrative Agent may require with respect to any such Additional Assets), and shall take all further action that may be necessary or desirable, or that Administrative Agent may reasonably request, to grant, perfect, and protect Liens in favor of Administrative Agent for the benefit of Lenders in such Additional Assets; it being expressly understood that the granting of such additional security for the Obligation is a material inducement to the execution and delivery of this Agreement by each Lender. Upon satisfying the terms and conditions hereof, such Additional Assets shall be included in the "COLLATERAL" for all purposes under the Loan Documents, and all references to the "COLLATERAL" in the Loan Documents shall include the Additional Assets.

      6.3   RELEASE OF COLLATERAL.

            (a)   Upon Sale or Disposition of Collateral. Upon any

      sale, transfer, or disposition of Collateral which is expressly permitted pursuant to the Loan Documents (or is otherwise authorized by Required Lenders), and promptly upon written request by Borrower or Guarantor

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                                       21

      (which request must be accompanied by true and correct copies of (i) all documents of transfer or disposition, including any contract of sale, and
      (ii) all requested release instruments), Administrative Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of Liens granted to Administrative Agent for the benefit of Lenders pursuant hereto in such Collateral.

            (b)   General Provisions. The actions of Administrative
      Agent under this SECTION 6.3 are subject to the following: (i) no such release of Liens shall be granted if any Default or Potential Default has occurred and is continuing, including, without limitation, the failure to make certain mandatory prepayments in accordance with SECTIONS 3.2(b) and 3.3(b) in conjunction with the sale or transfer of such Collateral; (ii) Administrative Agent shall not be required to execute any such document on terms which, in Administrative Agent's opinion, would expose Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty; and (iii) such release shall not in any manner discharge, affect, or impair the Obligation or Liens upon all interests retained by Borrower or Guarantor.

SECTION 7 CONDITIONS PRECEDENT TO CLOSING.

      7.1 CONDITIONS PRECEDENT TO CLOSING. This Agreement shall not become effective, and Lenders shall not be obligated to advance any Loan Proceeds, unless all conditions precedent listed on SCHEDULE 7.1 have been completed to the satisfaction of each Lender. Each condition precedent in this Agreement is material to the transactions contemplated in this Agreement, and time is of the essence in respect of each thereof.

SECTION 8 REPRESENTATIONS, WARRANTIES, AND CERTAIN COVENANTS.

      To induce Administrative Agent and each Lender to enter into the Loan Documents and to advance the Loan Proceeds, the Borrower and/or Guarantor, as applicable, represents, warrants, and covenants to Administrative Agent and Lenders that the following statements are and will be true, correct, and complete and, unless specifically limited, shall remain so until indefeasible payment in full, in cash, of the Obligation:

      8.1   ORGANIZATION, POWERS, CAPITALIZATION.

            (a)   Organization and Powers. Each of Borrower and
      Guarantor is an entity duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization and qualified to do business in each jurisdiction where such qualification is required except where failure to be so qualified could not reasonably be expected to be a Material Adverse Event. Each of Borrower and Guarantor has all requisite power and authority to own and operate its respective properties, to carry on its business as now conducted, and proposed to be conducted and to enter into each Loan Document to which it is a party.

            (b) Capitalization. The authorized and the issued equity interests in Borrower are as set forth on SCHEDULE 8.1, including all preemptive or other outstanding rights, options, warrants, conversion rights, or similar agreements or understandings for the purchase or acquisition from Borrower of any equity interests or other securities. All issued and outstanding equity interests of Borrower are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than (1) Liens securing the Obligation and such equity interest were issued in compliance with all applicable state and federal laws. Guarantor will promptly notify Lenders of any change in Borrower's ownership or structure.

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                                       22

      8.2 AUTHORIZATION OF BORROWING, NO CONFLICT. Each of Borrower and Guarantor has the power and authority to incur the Obligation and to grant security interests in and liens on the Collateral. On the Closing Date, the execution, delivery, and performance of the Loan Documents by Borrower and Guarantor will have been duly authorized by all necessary corporate and shareholder action. The execution, delivery, and performance by Borrower and Guarantor of each Loan Document to which it is a party and the consummation of the transactions contemplated thereby do not contravene any applicable Law, the corporate charter or bylaws, or other organizational documents of Borrower or Guarantor any material agreement or order by which Borrower, Guarantor or their respective property, is bound. This Agreement and the other Loan Documents are the legal, valid, and binding obligations of each of the Borrower and Guarantor, enforceable against Borrower and Guarantor in accordance with their respective terms.

      8.3 FINANCIAL CONDITION. All Financial Statements concerning the Borrower or Guarantor, respectively, (a) furnished on or before the Closing Date to Administrative Agent or any Lender by the Borrower or Guarantor, as the case may be, in connection with this Agreement and (b) furnished subsequent to the Closing Date to Administrative Agent or any Lender pursuant to this Agreement have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and present fairly the financial condition of Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

      8.4 NO ADVERSE MATERIAL CHANGE. Since September 30, 2004, there has been no change in the business, assets, operations, or condition (financial or otherwise) of Guarantor or the Collateral, or in the facts and information regarding such entities or collateral as represented, which change may reasonably be expected to result in a Material Adverse Event.

      8.5 DEBT AND LIABILITIES. As of the Closing Date, except as set forth on SCHEDULE 8.5 and the Obligations, Borrower has no (a) Debt or other obligations for borrowed money; or (b) Liabilities. Each of Borrower and Guarantor promptly shall deliver copies of all notices given or received by Borrower or Guarantor with respect to noncompliance with any term or condition of any Debt which noncompliance may result in a Material Adverse Event and shall promptly notify Administrative Agent of any default or event of default with respect to any Debt.

      8.6 TITLE TO PROPERTIES; LIENS. Each of Borrower and Guarantor has good, sufficient, and legal title to all of the Collateral (and any other material properties and assets, if any) and will have good, sufficient, and legal title of all after-acquired Collateral (and any other after-acquired material properties and assets, if any), in each case, free and clear of all Liens except for Permitted Liens. Administrative Agent for the benefit of Lenders has a valid, perfected, and first priority Lien and/or security interest in the Collateral (subject only to Permitted Liens), securing the payment of the Obligation, and such Liens are entitled to all of the Rights, priorities, and benefits afforded by the UCC or other applicable Law as enacted in any relevant jurisdiction which relates to perfected Liens.

      8.7 LITIGATION; ADVERSE FACTS. There are no judgments outstanding against either Borrower or Guarantor affecting their respective property nor are there any actions, suits, proceedings, governmental investigations, or arbitrations now pending or, to the best knowledge of Borrower or Guarantor after due inquiry, threatened against or affecting Borrower or Guarantor or any of their respective property which, if adversely determined, could reasonably be expected to result in a Material Adverse Event. Promptly upon Borrower or Guarantor obtaining knowledge of (a) the institution of any action, suit, proceeding, governmental investigation, or arbitration against or affecting Borrower or Guarantor or any of their respective property, not previously disclosed by Borrower or Guarantor to Administrative Agent, which if adversely determined could reasonably be expected to be a Material

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

Adverse Event or (b) any development in any action, suit, proceeding, governmental investigation, or arbitration at any time pending or affecting Borrower or Guarantor any of their respective property which could reasonably be expected to be a Material Adverse Event, Borrower or Guarantor, as the case may be, will promptly give notice thereof to Administrative Agent and provide such other information as may be reasonably available to enable Administrative Agent and its counsel to evaluate such matter.

      8.8 BROKER'S FEES. No broker's or finder's fee or commission will be payable with respect to this Agreement, other then those fees disclosed to Lender prior to the Closing Date.

      8.9 SOLVENCY. As of the date of this Agreement, each of Borrower and Guarantor is Solvent.

      8.10 DISCLOSURE. No representation or warranty of Borrower or Guarantor contained in this Agreement, the other Loan Documents, or any other document, certificate, or written statement furnished to Administrative Agent or any Lender contains any untrue statement of a material fact or omitted, omits, or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There is no material fact known to Borrower or Guarantor that is or could reasonably be expected to be a Material Adverse Event and that has not been disclosed herein or in such other documents, certificates, and statements furnished to Administrative Agent or any Lender for use in connection with the transactions contemplated hereby.

      8.11 COMPLIANCE WITH LAWS; AUTHORIZATIONS; CONSENTS. Except as set forth on SCHEDULE 8.11, neither Borrower nor Guarantor is in violation of any Law (including all Environmental Laws and Environmental Requirements) under (a) any Governmental Authority in all jurisdictions in which Borrower or Guarantor, as the case may be, is now doing business, and (b) any Governmental Authority otherwise having jurisdiction over the conduct of Borrower or Guarantor or any of their respective businesses, or the ownership of any of its properties, which violation would subject Borrower or Guarantor, or any of their respective officers to criminal liability or, in each case, could reasonably be expected to result in a Material Adverse Event and, to Borrower's and Guarantor's knowledge, no such violation has been alleged. Each of Borrower and Guarantor will comply with the requirements of all applicable Laws (including all Environmental Laws and Environmental Requirements) of (i) any Governmental Authority as now in effect and which may be imposed in the future in all jurisdictions in which Borrower or Guarantor is now doing business or may hereafter be doing business, and (ii) any Governmental Authority otherwise having jurisdiction over the conduct of Borrower or Guarantor or any of their respective businesses, or the ownership of any of its properties, except to the extent that such noncompliance could not reasonably be expected to be a Material Adverse Event. No Authorization, approval or other action by, and no notice to or filing with, any domestic or foreign Governmental Authority or regulatory body or consent of any other Person is required for (x) the grant by each of Borrower and Guarantor of the Liens granted hereby or for the execution, delivery, or performance of this Agreement or the other Loan Documents by Borrower and Guarantor, respectively;
(y) the perfection of the Liens granted hereby and pursuant to any other Loan Documents (except for filing UCC financing statements with the appropriate jurisdiction, any filings with the U.S. Patent and Trademark Office or the U.S. Copyright Office, and recording of Mortgages, if any); or (z) the exercise by Administrative Agent or any Lender of its Rights and remedies hereunder (except as may have been taken by or at the direction of Borrower, Guarantor or Administrative Agent).

      8.12 GOVERNMENTAL REGULATION. Neither Borrower nor Guarantor is subject to regulation under the Public Utility Holding Borrower Act of 1935, the Federal Power Act or the Investment Borrower Act of 1940, or to any other Law limiting its ability to incur Debt.

      8.13 ACCESS TO ACCOUNTANTS AND MANAGEMENT. Each of Borrower and Guarantor authorizes Administrative Agent and Lenders to discuss the financial condition and Financial Statements of

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Borrower and Guarantor with AWA's Accountants upon reasonable notice to the
Borrower (and if no Default has occurred and is continuing, in the Borrower's presence, either in person, or if Administrative Agent or Lenders elect, by telephone), authorizes the AWA's Accountants to respond to all of Administrative Agent's and Lenders' inquiries. Administrative Agent and each Lender may confer with Borrower's management directly regarding Borrower's business, operations, and financial condition.

      8.14 INSPECTION. Subject to SECTION 13.16 AND PURSUANT TO SECTION9.14, each of Borrower and Guarantor shall permit Administrative Agent, any Lender, and any authorized Representatives designated by Administrative Agent or any Lender to visit and inspect any of the properties of Borrower or Guarantor, including its financial and accounting records and insurance coverage, and, in conjunction with such inspection, to make copies and take extracts therefrom, and to discuss their affairs, finances, business and insurance coverage with its officers and the AWA's Accountants, at such reasonable times during normal business hours and as often as may be reasonably requested but no more than six times per year; provided, however, that upon the occurrence and during the continuance of a Default, the number of visits and inspections per year shall not be limited. Such inspections may include, upon reasonable prior notice, inspection and investigation of the Mortgaged Property and other Collateral and each of their compliance with Environmental Laws and Environmental Requirements, and may include subsurface environmental site investigations, provided such are conducted in material accordance with the requirements of the applicable Governmental Authority, as set forth in Section 9.14, provided that neither any Lender nor Administrative Agent shall be obligated or required to make such inspections or investigations. Lender and/or Administrative Agent shall repair any material damage caused by any such inspection. Each Lender may accompany Administrative Agent on any such visit or inspection. All actual out-of-pocket expenses of Administrative Agent in connection with such visits and inspections shall be paid by Borrower or Guarantor.

      8.15 BORROWER'S RECEIPT OF PAYMENTS. If Borrower, or any of its Affiliates, employees, agents, or any other Persons acting for or in concert with Borrower, shall receive any monies, checks, notes, drafts, or any other payments relating to and/or proceeds of any Collateral, Borrower or such Person shall hold such instrument or funds in trust for Administrative Agent, and, immediately upon receipt thereof, shall remit the same or cause the same to be remitted, in kind, to Administrative Agent.

      8.16 REPORTS. Each of Borrower and Guarantor has timely filed or caused to be timely filed all cost reports and other reports of every kind whatsoever required by Law or by written or oral contracts or otherwise to have been filed or made with respect to the Facilities, except for such reports of which the failure to file individually or in the aggregate, could not reasonably be expected to be a Material Adverse Event. There are no claims, actions, or appeals pending (and neither Borrower nor Guarantor has filed any claims or reports which should result in any such claims, actions, or appeals) before any commission, board, or agency, or any disallowance by any commission, board, or agency in connection with any audit of such cost reports, which, individually or in the aggregate, could reasonably be expected to be a Material Adverse Event. As of the Closing Date, and thereafter, no validation review or program integrity review related to Borrower or Guarantor, or the consummation of the transactions contemplated herein, or related to the Facilities or the Collateral, and to the knowledge of each of Borrower and Guarantor, no such reviews are scheduled, pending, or threatened against or affecting any of the providers, or any of the Facilities or the Collateral, or the consummation of the transactions contemplated hereby, except those reviews that could not reasonably be expected to result in a Material Adverse Event.

      8.17 SUPPLEMENTAL SCHEDULES. Borrower may amend any one of more of the Schedules referred in this SECTION 8 by notice to Administrative Agent. Any representation, warranty, or covenant contained herein which refers to any such Schedule shall from and after the date of any such amendment refer to such Schedule as so amended; provided, however, that in no event shall the amendment of any such Schedule constitute a waiver by Administrative Agent or Lenders of any Default that has occurred

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and is continuing at the time of such amendment unless such Default has been cured by the amendment of such Schedule and has been expressly waived by Required Lenders.

      8.18 SINGLE PURPOSE ENTITY Borrower is a Single Purpose Entity. Each of the assumptions contained in that certain non-consolidation opinion of even date herewith, issued by Lewis and Roca, LLP delivered on the Closing Date, including those assumptions relating to the past behavior of Borrower is true and correct in all material respects. Without limiting the generality of the foregoing, Borrower has maintained and accounted for its individual assets in such a manner that it would be neither costly nor difficult to segregate, ascertain or distinguish such individual assets from those of any other Person.

      8.19 LICENSES, PERMITS, ETC. Borrower has the legal right to use such operating and property rights, licenses, permits, consents, authorizations, exemptions and orders of tribunals or otherwise as are necessary or appropriate to carry on its business as now being or currently proposed to be conducted and is in compliance with the requirements of the same, except where the failure to have such right would not result in a Material Adverse Event.

      8.20 DEPOSIT ACCOUNTS. SCHEDULE 8.20 accurately lists all Deposit Accounts in which Borrower has any rights, titles, or interest (but such failure of such description to be accurate or complete shall not impair the security interest in such Collateral). With respect to the Deposit Accounts Borrower maintains each Deposit Account with the bank listed on SCHEDULE 8.20 hereto and has the legal right to pledge and assign to Administrative Agent the funds deposited and to be deposited in each such Deposit Account.

      8.21  ADDITIONAL ENVIRONMENTAL REPRESENTATIONS.

            (a) NOTICES. Except for such instances as would not result in a Material Adverse Event, neither Borrower nor Guarantor has received or has been required to give any notice, letter, citation, order, warning, complaint, inquiry, demand or other communication or otherwise learned of any Environmental Claim that would individually or in the aggregate reasonably be expected result in a Material Adverse Event or cause Environmental Damages that would result in a Material Adverse Event. In the event of such notice or communication, Borrower and/or Guarantor, as applicable, shall immediately provide a copy to the Administrative Agent.

            (b) COMPLIANCE AND RELEASES. Except as in compliance with Environmental Law and Environmental Requirements and any non-compliance that would not result in a Material Adverse Event, the Mortgaged Property has not been used at any time to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, process or in any manner deal with Hazardous Substances, and no Hazardous Substances are now located on the Mortgaged Property or have been Released nor has there been a threatened Release to, from, under, at or onto the Mortgaged Property or other Collateral, nor has any Hazardous Substance been deposited, discharged, placed or disposed of at, on, under, onto, or near any of such properties.

            (c) ENVIRONMENTAL REPORTS. No environmental investigation or other similar analysis of environmental matters has been conducted in relation to the Mortgaged Property or other Collateral that has not been delivered or otherwise made available to Administrative Agent, other than prior environmental reports relating to the Mortgaged Property; all such reports have been delivered.

            (d) UNDERGROUND STORAGE TANKS. There are no, and except as disclosed by Borrower or Guarantor, have been, no aboveground or underground storage tanks at the Mortgaged Property.

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            (e)   CONDITIONS. No conditions currently exist or are reasonably foreseeable at the Mortgaged Property or other Collateral that would subject the Borrower or Guarantor, or Administrative Agent or Lender to any Environmental Claim or Environmental Damages that could result in a Material Adverse Event. In the event of notice of such conditions, Borrower and/or Guarantor, as applicable, shall immediately provide a copy to the Administrative Agent.

SECTION 9 REPORTING AND OTHER AFFIRMATIVE COVENANTS.

      Each of Borrower and Guarantor covenants and agrees that, until indefeasible payment in full, in cash, of the Obligation, each of Borrower and Guarantor shall perform and Guarantor shall cause each of its Subsidiaries to perform, all covenants in this SECTION 9.

      9.1 FINANCIAL STATEMENTS AND OTHER REPORTS. Each of Borrower and Guarantor will deliver to Administrative Agent the Financial Statements and other reports as required in this Agreement.

      9.2 ENDORSEMENT; INSURANCE CLAIMS. Each of Borrower and Guarantor hereby constitutes and appoints Administrative Agent and all Persons designated by Administrative Agent for that purpose as Borrower's and Guarantor's true and lawful attorney-in-fact, with power in the place and stead of Borrower or Guarantor, as the case may be, and in the name of Borrower or Guarantor, as the case may be, (a) upon the occurrence and during the continuance of a Default, to endorse Borrower's or Guarantor's name to any of the items of payment or proceeds described in SECTION 8.15 and all proceeds of Collateral that come into Administrative Agent's possession or under Administrative Agent's control, and
(b) during the continuance of a Default, to obtain, adjust, and settle insurance claims, which are required to be paid to Administrative Agent or Lenders. Each of Borrower and Guarantor hereby ratifies and approves all acts of Administrative Agent or Lenders made or taken in accordance with this SECTION
9.2. Both the appointment of Administrative Agent as Borrower's and Guarantor's attorney and Administrative Agent's Rights and powers hereunder are coupled with an interest and are irrevocable.

      9.3 MAINTENANCE OF PROPERTIES. Each of Borrower and Guarantor will maintain or cause to be maintained in good repair, working order, and condition the Mortgaged Properties and other Collateral and will make or cause to be made all appropriate repairs, renewals, and replacements with respect thereto.

      9.4 FURTHER ASSURANCES. Each of Borrower and Guarantor, from time to time, shall execute such financing or continuation statements, documents, security agreements, reports, and other documents or deliver to Administrative Agent such instruments, certificates of title, mortgages, deeds of trust, or other documents as Administrative Agent at any time may reasonably request to evidence, perfect or otherwise implement the security for repayment of the Obligation provided for in the Loan Documents.

      9.5   MORTGAGES; TITLE REPORTS.

            (a)   Title Reports. Within 60 days following the Closing
      Date, Borrower shall deliver or cause to be delivered to Administrative Agent copies of such title reports or title commitments so that Administrative Agent can determine that the Mortgages shall create first priority mortgage liens on the respective Mortgaged Property, free and clear of all mortgages, deeds of trust, and other Liens arising from Debt.

            (b) Mortgages. Borrower shall, within 60 days after the Closing Date, deliver to Administrative Agent fully executed Mortgages, in form and substance satisfactory to Administrative Agent.

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

            (c) Other Real Property. If Borrower intends to acquire any real property after the Closing Date, Borrower shall comply with all provisions of this Agreement. Borrower shall grant to Administrative Agent a first priority mortgage or deed of trust lien upon any real property acquired by Borrower after the Closing Date, and obtain such lender's title insurance, ALTA surveys, environmental reports, structural and engineering inspection reports and other documents in form and substance reasonably satisfactory to Administrative Agent.

      9.6 USE OF PROCEEDS AND MARGIN SECURITY. Borrower shall use the Loan Proceeds for proper business purposes consistent with all applicable Laws. No portion of the Loan Proceeds shall be used for the purpose of purchasing or carrying margin stock within the meaning of Regulation U, or in any manner that might cause the Loan Proceeds or the application of such proceeds to violate Regulations T, U, or X, or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Act.

      9.7 TERMINATION/DEFAULT OF CONTRACTS. Each of Borrower and Guarantor agrees to notify Administrative Agent of any (a) default or event of default under, (b) termination of, (c) modification or amendment of, or (d) failure of any party to renew, any Material Contract as soon as reasonably possible (other than with respect to any notice of default, termination, or failure to renew that originates with Borrower or Guarantor, which notice shall be sent concurrently to Administrative Agent). Notwithstanding anything in this SECTION
9.7 to the contrary, no provision in this SECTION 9.7 shall modify, reduce, or otherwise affect Administrative Agent's or any Lender's Rights hereunder or under any other Loan Document.

      9.8 NOTICE OF DEFAULT AND OTHER MATTERS. Promptly after any of the following, Borrower shall give notice to Lender of:

            (a)   any Default;

            (b) any change in the business, assets, liabilities, financial condition, results of operations, or business prospects of Borrower or Guarantor, which has had or could reasonably, individually, or in the aggregate, be expected to result in a Material Adverse Event; and

            (c) any material amendment of the articles of incorporation or by-laws of Borrower or Guarantor or any of Guarantor's Subsidiaries which could reasonably be expected to result in a Material Adverse Event.

      9.9 PAYMENT OF THE OBLIGATION. Borrower shall pay the Obligation in accordance with the terms and provisions of the Loan Documents.

      9.10  COMPLIANCE WITH LAWS, AND CERTAIN ENVIRONMENTAL COVENANTS.

            (a) COMPLIANCE. Each of Borrower and Guarantor shall comply in all material respects and require (i) all tenants, under any leases or occupancy agreements affecting any portion of any Mortgaged Property and (ii) all other Persons on or occupying such property, to comply in all material respects with the requirements of all applicable Laws, including Environmental Laws and Environmental Requirements applicable to the Mortgaged Property and other Collateral. Each of Borrower and Guarantor shall maintain and keep in force all permits, licenses or other authorizations necessary for the conduct of Borrower's operations except where the failure to comply would not result in a Material Adverse Event.

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

            (b) HAZARDOUS SUBSTANCES. Except for such conditions as are in or will promptly be brought into compliance with Environmental Laws or Environmental Requirements, or otherwise would not reasonably be expected to result in a Material Adverse Event or any Environmental Claims, each of Borrower and Guarantor (i) shall not cause any Hazardous Substance to be generated, placed, held, managed, located or disposed of on, under, at or transported to or from any Mortgaged Property or other Collateral in violation of Environmental Laws or Environmental Requirements or in a manner that could result in Environmental Claims or Environmental Damages which could result in a Material Adverse Event; and (ii) shall not permit any such Mortgaged Property to ever be used as a dump site or storage site (whether permanent or temporary) for any Hazardous Substance.

      9.11 NOTICE OF CLAIMS. Each of Borrower and Guarantor, as applicable, shall provide written notice to the Administrative Agent within 48 hours when either receives information in connection with the Mortgaged Property or other Collateral that could result in a Material Adverse Event arising from or related to: (i) the non-compliance with or violation of any Environmental Law or any Environmental Requirements or any Environmental Claims; (ii) the presence or the Release or threatened Release of any Hazardous Substance into the environment;
(iii) the existence of any Environmental Lien; (iv) any material remedial action taken by Borrower in response to any Environmental Claim or Environmental Damages; or (v) the listing of any of the Mortgaged Property on any environmental listing of any Governmental Authority to the extent that Borrower or Guarantor obtains knowledge of such listing, whether or not such listing would reasonably be expected to result in a Material Adverse Event.

      9.12 CORRECTIVE ACTION. In the event of the breach of any representation, warranty or covenant in this Agreement regarding or relating to environmental matters, or any Environmental Claim or Environmental Damages, Borrower and Guarantor shall promptly provide all timely and appropriate required regulatory notices, copying Administrative Agent and Lenders, and take all appropriate steps to (i) remedy any non-compliance or violation of any Environmental Law or Environmental Requirements; (ii) pay or cause to be paid all costs and expenses incurred to ensure compliance with Environmental Law and Environmental Requirements; (iii) investigate, remediate, cleanup and restore any areas of the Mortgaged Property affected by a Release or threatened Release of any Hazardous Substance in such manner as to obtain the maximum protection for Borrower, Guarantor, the Administrative Agent, and the Lenders; and (iv) discharge and eliminate any Environmental Lien, provided that such Environmental Liens may be contested in the manner permitted for the contest of liens in the Mortgage. Administrative Agent shall have the right, but not the obligation, to advise any Governmental Agency of any environmental condition on or affecting the Mortgaged Property or other Collateral to the extent required by Environmental Law or Environmental Requirements, that constitutes or may constitute a breach of Borrower's and Guarantor's obligations in this Agreement. If neither Borrower nor Guarantor shall perform its obligations in this Section within thirty (30) days after notice, Administrative Agent or Lender may elect, in either of their sole discretion, and with no obligation to do so, to undertake appropriate action. Any monies expended in such action, including the costs of hiring consultants, investigation, removal, remediation, or restoration, or the costs of curing any non-compliance, and reasonable attorney's fees and disbursements, shall be reimbursed by Borrower and Guarantor on demand, will constitute a portion of the Debt, will bear interest from the date incurred until paid at the Default Rate, and will be secured by the Collateral.

      Borrower and Guarantor agree that Borrower and Guarantor shall be unconditionally liable for the obligations under this SECTION 9.12 and such liability shall not be limited to the original or amortized principal amount of the Loan. Indemnitees may enforce the obligations under this SECTION 9.12 without first having recourse to any Collateral, any other Loan Document or any other party liable thereunder or hereunder.

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      Borrower shall provide Administrative Agent, within thirty (30) days after demand by Administrative Agent, with a bond, letter of credit or similar financial assurance evidencing to Administrative Agent's satisfaction that necessary funds are available to pay the any costs pursuant to this SECTION 9.12 and of discharging any assessments which may be established on the Mortgaged Property as a result thereof.

      9.13  BORROWER'S REMEDIAL ACTION.

            (a) VOLUNTARY REMEDIATION. In the event of any Release or threatened Release of Hazardous Substances at, on, from or to the Mortgaged Property or related to any other Collateral, Borrower shall promptly make appropriate inquiry to determine whether any Hazardous Substances Released at, on, from or to the Mortgaged Property are above or below the Arizona Department of Environmental Quality ("ADEQ") action levels, and, if above such levels, shall use commercially reasonable efforts to obtain a "no further action" letter ("NFA") or similar approval from the ADEQ. The application to obtain the NFA or other approval shall provide maximum protection for the Administrative Agent, the Lenders, and any other party designated by the Administrative Agent, and shall propose the most time effective remedy. In all events of any Release or threatened Release of a Hazardous Substance, Borrower and Guarantor shall take all appropriate actions necessary to prevent or mitigate damage to and protect the Mortgaged Property and other Collateral, and shall provide copies of all correspondence, studies, reports, or other documentation to Administrative Agent and the Lender. Administrative Agent and Lender shall have the right to review and approve any action under this Section 9.13
      (a).

            (b) In the event Borrower or Guarantor undertakes any remedial action with respect to any Hazardous Substances on, in, or under the Mortgaged Property, Borrower or Guarantor shall conduct and complete such remedial action in material compliance with all applicable Environmental Laws, and in accordance with the policies, orders, and directives of all federal, state, and local Governmental Authorities except when, and only to the extent that, Borrower's or Guarantor's liability for such presence, storage, use, disposal, transportation, or discharge of any Hazardous Substances is being contested in good faith by Borrower or Guarantor, and shall, where required by this provision, obtain a NFA or other similar approval under the Arizona VRP. Any such remedial action shall be performed in a manner that places no unreasonable restriction or limitation on the use of the Mortgaged Property for its intended purpose and is approved by the Administrative Agent, such approval not to be unreasonably withheld.

            (c) FAILURE TO PERFORM. If neither Borrower nor Guarantor shall perform the obligations in this Section within thirty (30) days after receipt of notice, Administrative Agent or Lender may elect, in either of their sole discretion, and with no obligation to do so, to undertake appropriate action. Any monies expended in such action, including the costs of hiring consultants, investigation, removal, remediation, or restoration, or the costs of curing any non-compliance, and reasonable attorney's fees and disbursements, shall be reimbursed by Borrower and Guarantor on demand, will constitute a portion of the Debt, will bear interest from the date incurred until paid at the Default Rate, and will be secured by the Collateral.

      Borrower and Guarantor agree that Borrower and Guarantor shall be unconditionally liable for the obligations under this SECTION 9.13 and such liability shall not be limited to the original or amortized principal amount of the Loan. Indemnitees may enforce the obligations under this SECTION 9.13 without first having recourse to any Collateral, any other Loan Document or any other party liable thereunder or hereunder.

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

      Borrower shall provide Administrative Agent, within thirty (30) days after demand by Administrative Agent, with a bond, letter of credit or similar financial assurance evidencing to Administrative Agent's reasonable satisfaction that necessary funds are available to pay the any costs pursuant to this SECTION
9.13 and of discharging any Environmental Lien which may be established on the Mortgaged Property as a result thereof.

      9.14  PERIODIC SITE ASSESSMENTS.

            (a) Administrative Agent at any time and from time to time that Administrative Agent has any reason to believe that any condition or occurrence in violation of Environmental Law or Environmental Requirements, any Release or threatened Release or the basis for any Environmental Claim may exist with respect to the Mortgaged Property or other Collateral may require Borrower by written notice to contract for the services of environmental consultants reasonably acceptable to Administrative Agent (the "Site Reviewers") to perform environmental site assessments on the Mortgaged Property or to provide environmental consulting services (collectively, "Site Assessments") for the purpose of determining whether there exists on or at the Mortgaged Property any basis for any Environmental Claim or Environmental Damages.

            (b) Administrative Agent may, but shall not be required to, contract directly with Site Reviewers to perform a Site Assessment (i) at any time after the occurrence and during the continuance of an Event of Default, without prior notice to Borrower or Guarantor, or (ii) if for any reason Borrower or Guarantor fails to contract with Site Reviewers or any such Site Reviewers fail to commence work within thirty (30) days of Administrative Agent's written notice to Borrower or Guarantor. The Site Assessments may be performed at any time or times during normal business hours, upon reasonable notice. Borrower hereby authorizes and grants to the Site Reviewers a license to enter upon the Mortgaged Property for such purposes, provided that such entry shall be performed in material accordance with all applicable requirements of Governmental Authorities. The Site Reviewers are further authorized and granted a license to perform both above and below the ground testing for the presence of Hazardous Substances on the Mortgaged Property and to perform such other invasive tests as may be appropriate to conduct the Site Assessments in the reasonable opinion of the Site Reviewers, provided such is conducted in accordance with the requirement of Governmental Authorities. Borrower or Guarantor agree to supply to the Site Reviewers such historical and operational information regarding the Mortgaged Property and other Collateral as may be reasonably requested by the Site Reviewers and will make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters.

            (c) Borrower or Guarantor shall pay the cost of performing any Site Assessment and, if such costs are incurred by Administrative Agent or Lender, shall be payable by Borrower or Guarantor upon demand of Administrative Agent or Lender and shall bear interest from the date demanded until paid at the Default Rate. Any unpaid obligations shall be added to and become a part of the Loan.

      9.15 DEPOSIT AND CASH COLLATERAL ACCOUNTS. Until the Obligations are paid and performed in full, Borrower covenants and agrees that Borrower will:

            (a) execute all documents and take any action required by Administrative Agent in order for Administrative Agent to obtain "control" (as defined in the UCC) with respect to Collateral consisting of Deposit Accounts, and

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            (b)   with respect to any Deposit Accounts, (i) maintain the
      Deposit Accounts at the bank (a "DEPOSITORY BANK") described on SCHEDULE
      8.20 or such additional depository banks as have complied with ITEM (iii) hereof; (ii) on or prior to the Closing Date, deliver to each depository bank a Control Agreement with respect to Administrative Agent's rights in such Deposit Account and obtain the execution of Control Agreement by each depository bank acknowledging that the pledge of such Deposit Account has been recorded in the books and records of such bank and that Administrative Agent shall have dominion and "control" (as defined in the UCC) over such Deposit Account; and (iii) notify Administrative Agent prior to establishing any additional Deposit Accounts and, at the request of Administrative Agent, obtain from such depository bank an executed Control Agreement reasonably acceptable to Administrative Agent and deliver the same to Administrative Agent.

            (c) on the Closing Date, deposit Loan Proceeds in the amount of $380,000 into the Cash Collateral Account. If an Event of Default exists and is continuing, Administrative Agent shall have, and Borrower hereby grant to Administrative Agent, the Right and authority to transfer all funds on deposit in the Deposit Accounts to the CASH COLLATERAL ACCOUNT. No disbursements or withdrawals shall be permitted to be made by Borrower from such Cash Collateral Account. Such Cash Collateral Account shall be subject to a first priority perfected security interest in favor of Administrative Agent created by the Mortgage, and Borrower hereby grants a security interest to Administrative Agent, for the benefit of Lenders in and to, such Cash Collateral Account and all checks, drafts, and other items ever received by Borrower for deposit therein. Furthermore, if an Event of Default exists and is continuing, Administrative Agent shall have the right, at any time in its discretion without notice to Borrower, (i) to transfer to or to register in the name of Administrative Agent, for the benefit of Lenders, any certificates of deposit or deposit instruments constituting Deposit Accounts and shall have the right to exchange such certificates or instruments representing Deposit Accounts for certificates or instruments of smaller or larger denominations and (ii) to take and apply against the Obligations any and all funds then or thereafter on deposit in the Cash Collateral Account or otherwise constituting Deposit Accounts subject to the exclusive direction, domain, and control of Administrative Agent. Borrower hereby irrevocably constitutes and appoints Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of Borrower or in its own name, to take after the occurrence and during the continuance of an Event of Default and from time to time thereafter, any and all action and to execute any and all documents and instruments which Administrative Agent at any time and from time to time deems necessary or desirable to accomplish the foregoing including, without limitation, the power and Right on behalf of Borrower and in its own name to transfer any and all funds on deposit in the Deposit Accounts to the Cash Collateral Account as set forth herein.

      9.16 POST-CLOSING MATTERS. Without limiting in any manner any other provisions of this Agreement, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such agreements and other documents described on SCHEDULE 9.16 and take or cause to be taken such actions, and otherwise comply with such obligations, as are specified on SCHEDULE 9.16.

SECTION 10  NEGATIVE COVENANTS.

      Borrower covenants and agrees that until indefeasible payment in full, in cash, of the Obligation, it shall not:

      10.1 DEBT. Directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any Debt except: (a) the

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Obligation; (b) intercompany Debt, incurred in the ordinary course of business;
(c) Debt existing on the Closing Date and identified on SCHEDULE 10.1(c); and,
(d) Debt incurred in connection with refinancing of those certain mortgages existing on the date hereof that encumber any real property owned by the Borrower on the date hereof, as set forth in SCHEDULE 10.1(d), which Debt shall not exceed the principal balance secured by such mortgages on the Closing Date. Borrower will not incur any Liabilities except Debt permitted herein and trade payables and normal accruals in the ordinary course of business not yet due and payable or with respect to which Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent that Borrower has established adequate reserves therefore under GAAP (collectively, "PERMITTED DEBT").

      10.2 GUARANTIES. Except for endorsements of instruments or items of payment for collection in the ordinary course of business, guaranty, endorse, or otherwise in any way become or be responsible for any obligations of any other Person (unless such obligation constitutes Debt permitted by SECTION 10.1), whether directly or indirectly by agreement to purchase the Debt of any other Person or through the purchase of goods, supplies, or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance, or loan for the purpose of paying or discharging any Debt or obligation of such other Person or otherwise.

      10.3  TRANSFERS, LIENS, AND RELATED MATTERS.

            (a) Transfers. Sell, assign (by operation of Law or otherwise), or otherwise dispose of, or grant any option with respect to any of the Collateral.

            (b) Liens. Except for Permitted Liens and Liens incurred in connection with Debt permitted under SECTION 10.1(a) (provided that such Liens shall not encumber accounts or inventory unless the grantee in respect of such Liens have entered into a subordination agreement in form and substance satisfactory to Administrative Agent), directly or indirectly create, incur, assume, or permit to exist any Lien on or with respect to any of the Collateral or any proceeds, income, or profits therefrom.

            (c) No Negative Pledges. Except for agreements in connection with Debt permitted under SECTION 10.1(a) (provided that such agreements shall not restrict encumbrances on accounts or inventory unless the parties benefiting from such agreements have entered into subordination agreements or other agreements in form and substance satisfactory to Administrative Agent), enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired except if such agreement is entered into or assumed in connection with Capital Leases, or purchases secured by purchase money Liens, in either case permitted by SECTION 10.1.

      10.4 INVESTMENTS AND LOANS. Make or permit to exist investments in, loans to, or distributions to any other Person, except: (a) Cash Equivalents held by Borrower; (b) loans in respect of intercompany Debt permitted in SECTION 10.1; and, (c) the investments disclosed on SCHEDULE 10.4 existing on the Closing Date.

      10.5 RESTRICTED JUNIOR PAYMENTS. Directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment.

      10.6 RESTRICTION ON FUNDAMENTAL CHANGES. (a) Enter into any transaction of merger or consolidation; (b) liquidate, wind-up, or dissolve itself (or suffer any liquidation or dissolution); (c) convey, sell, lease, sublease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, whether now owned or hereafter acquired;

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or (d) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other beneficial ownership of, any Person.

      10.7 TRANSACTIONS WITH AFFILIATES. Directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, or exchange of property or the rendering of any service) with any Affiliate or with any officer, director, or employee of Borrower, except for transactions in the ordinary course of business and upon fair and reasonable terms which are fully disclosed to Administrative Agent and which are no less favorable to Borrower than they would obtain in a comparable arm's length transaction with an unaffiliated Person.

      10.8 CONDUCT OF BUSINESS. From and after the Closing Date, engage in any business other than businesses of the type engaged in by Borrower on the Closing Date.

      10.9 TAX CONSOLIDATIONS. File or consent to the filing of any consolidated income tax return with any Person.

      10.10 SUBSIDIARIES. Establish, create, or acquire, subject to SECTION 10.4, any new Subsidiaries without the written consent of Required Lenders.

      10.11 FISCAL YEAR . Change its Fiscal Year.

      10.12 USE OF LENDERS' NAME. Borrower will not, nor will it permit its Affiliates to, in the future, issue any press release or other public disclosure using the name of any Lender or any of their respective Affiliates or referring to this Agreement or the other Loan Documents without at least two Business Days prior written notice to Lenders and without the prior written consent of Lenders unless required to so disclose under Law and then, in any event, Borrower will consult with Lender before any such press release or other public disclosure is issued.

      10.13 IRS FORM 8821. Revoke IRS Form 8821 designating Administrative
Agent as Borrower's appointee to receive directly from the IRS, on an on-going basis, certain tax information, notices, and other written communication or fail to take actions necessary to renew such Form 8821 prior to its expiration for all time periods prior to the Termination Date.

      10.14 SALE LEASE-BACK TRANSACTIONS. Directly or indirectly, enter into any arrangement whereby Borrower sells or transfers all or any of its respective assets and, within one (1) year thereafter, rents or leases such assets so sold or transferred.

      Guarantor covenants and agrees that until indefeasible payment in full, in cash, of the Obligation, it shall not:

      10.15 TRANSFERS, LIENS, AND RELATED MATTERS.

            (a) TRANSFERS. Sell, assign (by operation of Law or otherwise), or otherwise dispose of, or grant any option with respect to any of the Collateral owned by Guarantor, except in connection with the sale, transfer or disposition, subject to the Liens and security interests in favor of the Administrative Agent, of substantially all of its assets not prohibited by Section 10.17.

            (b) LIENS. Directly or indirectly create, incur, assume, or permit to exist any Lien on or with respect to any of the Collateral owned by Guarantor or any proceeds, income, or profits therefrom.

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      10.16 LIQUIDATION Liquidate, wind-up, or dissolve itself (or suffer any liquidation or dissolution).

      10.17 RESTRICTION ON FUNDAMENTAL CHANGES Become a party to any merger or consolidation, acquire by purchase, lease or otherwise all or substantially all of the assets of any Person, or sell, transfer, lease or otherwise dispose of all or substantially all of the assets of Guarantor; provided, however, that the foregoing shall not operate to prevent a merger or consolidation or transfer, sale, purchase, disposition, acquisition or lease of all or substantially all of the assets of Guarantor or any other Person by Guarantor if such merger, consolidation or transfer, sale, purchase, disposition, acquisition or lease will not result in a Material Adverse Event and no Default then exists, and provided further that in the event of a merger or consolidation where the Guarantor is not the survivor or continuing corporation, the surviving corporation expressly assumes all obligations of Guarantor under this Agreement. The term "substantially all" as used herein shall mean twenty five percent (25%) or more of such property or assets of Guarantor or a Person, as applicable..

      10.18 TRANSACTIONS WITH AFFILIATES Directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, or exchange of property or the rendering of any service) with any Affiliate or with any officer, director, or employee of Guarantor, except for transactions in the ordinary course of business and upon fair and reasonable terms which are fully disclosed to Administrative Agent and which are no less favorable to Guarantor, as the case may be, than they would obtain in a comparable arm's length transaction with an unaffiliated Person.

      10.19 CONDUCT OF BUSINESS From and after the Closing Date, cease to engage in business of the type engaged in by Guarantor on the Closing Date.

      10.20 FISCAL YEAR; TAX DESIGNATION Change its Fiscal Year.

      10.21 USE OF LENDERS' NAME Permit its Affiliates to, in the future, issue any press release or other public disclosure using the name of any Lender or any of their respective Affiliates or referring to this Agreement or the other Loan Documents without at least two Business Days prior written notice to Lenders and without the prior written consent of Lenders unless required to so disclose under Law and then, in any event, Guarantor will consult with Lender before any such press release or other public disclosure is issued.

      10.22 IRS FORM 8821 Revoke IRS Form 8821 designating Administrative
Agent as Guarantor's appointee to receive directly from the IRS, on an on-going basis, certain tax information, notices, and other written communication or fail to take actions necessary to renew such Form 8821 prior to its expiration for all time periods prior to the Termination Date.

SECTION 11  DEFAULT, RIGHTS, AND REMEDIES.

      11.1 DEFAULT. "DEFAULT" shall mean the occurrence or existence of any one or more of the following (for each section a different grace or cure period may be specified, if no grace or cure period is specified, such occurrence or existence constitutes an immediate Default):

            (a) Payment. Failure of Borrower or Guarantor to comply with SECTION 9.9 or any other failure to make payment of any of the Obligation when due and in the case of interest, such failure shall not be cured within five days of the applicable due date; or

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            (b)   Default in Other Agreements. (i) Failure of Borrower
      to pay when due any principal or interest on any Debt (other than the Obligation) or (ii) breach or default of Borrower with respect to any Debt (other than the Obligation); or

            (c) Breach of Certain Provisions. Failure of Borrower or Guarantor to perform or comply with any term or condition contained in SECTIONS 9.10, 9.11, 9.12, 9.13, 9.14, or 10 unless cured within 15 days; or

            (d) Breach of Warranty. Any representation, warranty, certification, or other statement made by Borrower or Guarantor in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant to or in connection with any Loan Document is false in any material respect on the date made; or

            (e)   Other Defaults Under Loan Documents. Any Borrower or
      Guarantor defaults in the performance of or compliance with any term contained in this Agreement other than those otherwise set forth in this
      SECTION 11.1 (or defaults in the performance of or compliance with any term contained in the other Loan Documents) and such default is not remedied or waived within 30 days after notice from Administrative Agent to Borrower or Guarantor of such default; provided that if such default is not capable of being cured within such 30 day period and Borrower or Guarantor, as applicable, has and continues to diligently, continuously and in good faith pursue a cure, Borrower or Guarantor, as applicable, shall have an additional period of 15 days to cure such default; or

            (f)   Involuntary Bankruptcy; Appointment of Receiver, etc.
      (i) A court enters a decree or order for relief with respect to the Borrower or Guarantor in an involuntary case under any Debtor Relief Laws now or hereafter in effect, which decree or order is not stayed or other similar relief is not granted under any applicable Law; or (ii) the continuance of any of the following events for 90 days unless dismissed, bonded or discharged: (A) an involuntary case is commenced against the Borrower or Guarantor under any Debtor Relief Law now or hereafter in effect; or (B) a receiver, liquidator, sequestrator, trustee, custodian, or other fiduciary having similar powers over the Borrower or Guarantor or over all or a substantial part of their respective property, is appointed; or

            (g)   Voluntary Bankruptcy; Appointment of Receiver, etc.
      (i) The Borrower or Guarantor commences a voluntary case under any Debtor Relief Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such Law or consents to the appointment of or taking possession by a receiver, trustee, or other custodian for all or a substantial part of its property; or (ii) the Borrower or Guarantor makes any assignment for the benefit of creditors; or (iii) the members of the Borrower or board of directors of Guarantor adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this SECTION 11.1(g); or

            (h) Liens. Any Lien, levy, or assessment is filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral or the assets of the Borrower or Guarantor by the United States or any department or instrumentality thereof or by any other Governmental Authority (other than Permitted Liens) and such Lien, levy, or assessment is not stayed, vacated, paid, or discharged within ten days after Borrower's receipt of notice thereof; or

            (i) Judgment and Attachments. Any money judgment, writ or warrant of attachment, or similar process involving (i) an amount in any individual case in excess of $500,000 or (ii) an amount in the aggregate at any time in excess of $1,000,000 (in either case not

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      adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against the Borrower or Guarantor or any of its assets and remains undischarged, unvacated, unbonded, uninsured, or unstayed for a period of 90 consecutive days; or

            (j) Dissolution. Any order, judgment, or decree is entered against Borrower or Guarantor decreeing the dissolution or split up of Borrower or Guarantor, as the case may be, and such order remains undischarged or unstayed for a period in excess of ninety (90) consecutive days, but in any event not later than five (5) days prior to the date of any proposed dissolution or split up; or

            (k)   Invalidity of Loan Documents. Any of the Loan
      Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or Borrower or Guarantor denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect (in each case prior to such respective partial or full release); or

            (l) Failure of Security. Administrative Agent, on behalf of itself and Lenders, does not have or ceases to have a valid and perfected security interest in the Collateral (subject only to Permitted Liens), in each case, for any reason other than the failure of Administrative Agent or any Lender to take any action within its control; or

            (m) Damage, Strike, Casualty. Any damage to, or loss, theft, or destruction of, any Collateral not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than ten (10) consecutive days, the cessation or substantial curtailment of revenue producing activities at any Facility of Borrower or Guarantor, if any such event or circumstance could reasonably be expected to result in a Material Adverse Event; or

            (n) Licenses and Permits. The loss, suspension or revocation of, or failure to renew, any license, permit or other governmental Authorization now held or hereafter acquired by the Borrower or Guarantor that is required for either the Borrower or Guarantor to conduct their business as presently conducted, which loss, suspension, revocation, or failure to renew could reasonably be expected to result in a Material Adverse Event; or

            (o) Material Adverse Event. Any change in Guarantor's business operations or Guarantor's use of the Mortgaged Properties which change may reasonably be expected to result in a Material Adverse Event; or

            (p) Termination of Lease. Termination or condemnation of any lease or that certain sublease between Guarantor and Borrower covering the Mortgaged Property.

      11.2  REMEDIES UPON DEFAULT.

            (a)   Debtor Relief. If a Default exists under SECTION
      11.1(f) or 11.1(g), the commitment to extend credit hereunder shall automatically terminate and the entire unpaid balance of the Obligation shall automatically become due and payable without any action or notice of any kind whatsoever.

            (b)   Other Defaults. If any Default exists, Administrative
      Agent may (and, subject to the terms of SECTION 12, shall upon the request of Required Lenders) or Required Lenders may,

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      do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under SECTION 11.2(a), declare the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable; (ii) terminate the commitments of Lenders to extend credit hereunder; (iii) reduce any claim to judgment; (iv) to the extent permitted by Law, exercise (or request each Lender to, and each Lender shall be entitled to, exercise) the Rights of offset or banker's Lien against the interest of Borrower or Guarantor in and to every account and other property of Borrower which are in the possession of Administrative Agent or any Lender to the extent of the full amount of the Obligation (to the extent permitted by Law, Borrower being deemed directly obligated to each Lender in the full amount of the Obligation for such purposes); and (v) exercise any and all other legal or equitable Rights afforded by the Loan Documents, the Laws of the State of New York, or any other applicable jurisdiction as Administrative Agent or Required Lenders (as the case may be) shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Governmental Authority either for specific performance of any covenant or condition contained in any of the Loan Documents or in aid of the exercise of any Right granted to Administrative Agent or any Lender in any of the Loan Documents.

      11.3 BORROWER WAIVERS. To the extent permitted by Law, each of the Borrower and Guarantor hereby waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agree that their respective liability with respect to the Obligation (or any part thereof) shall not be affected by any renewal or extension in the time of payment of the Obligation (or any part thereof), by any indulgence, or by any release or change in any security for the payment of the Obligation (or any part thereof).

      11.4 PERFORMANCE BY ADMINISTRATIVE AGENT. If any covenant, duty, or agreement of Borrower or Guarantor is not performed in accordance with the terms of the Loan Documents, after the occurrence and during the continuance of a Default, Administrative Agent may, at its option (but subject to the approval of Required Lenders), perform or attempt to perform such covenant, duty, or agreement on behalf of Borrower or Guarantor, as the case may be. In such event, any amount expended by Administrative Agent in such performance or attempted performance shall be payable by the Borrower to Administrative Agent on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by Administrative Agent until paid. Notwithstanding the foregoing, it is expressly understood that Administrative Agent does not assume, and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of Borrower.

      11.5 DELEGATION OF DUTIES; RELIANCE. Administrative Agent may perform any of its duties or exercise any of its Rights under the Loan Documents by or through its Representatives. Administrative Agent and its Representatives shall
(a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order, or other documents or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent, (b) be entitled to deem and treat each Lender as the owner and holder of the Obligation owed to such Lender for all purposes until, subject to SECTION 13.12, written notice of the assignment or transfer thereof shall have been given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of the Obligation owed to such Lender or portion thereof until such notice is given and received), (c) not be deemed to have notice of the occurrence of a Default unless a responsible officer of Administrative Agent, who handles matters associated with the Loan Documents and transactions thereunder, has received written notice from a Lender or Borrower and stating that such notice is a "Notice of Default," and (d) be entitled to consult

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with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Administrative Agent and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts.

      11.6 NOT IN CONTROL. Nothing in any Loan Document shall, or shall be deemed to (a) give Administrative Agent or any Lender the Right to exercise control over the assets (including real property), affairs, or management of Borrower or Guarantor, (b) preclude or interfere with compliance by Borrower or Guarantor thereof with any Law (including Environmental Law or Environmental Requirements), or (c) require any act or omission by Borrower or Guarantor thereof that may be harmful to Persons or property. Any "Material Adverse Event" or other materiality qualifier in any representation, warranty, covenant, or other provision of any Loan Document is included for credit documentation purposes only and shall not, and shall not be deemed to, mean that Administrative Agent or any Lender acquiesces in any non-compliance by Borrower or Guarantor with any Law or document, or that Administrative Agent or any Lender does not expect the Borrower or Guarantor to promptly, diligently, and continuously carry out all appropriate removal, remediation, restoration and termination activities required or appropriate in accordance with all Environmental Laws and Environmental Requirements. The Administrative Agent and the Lenders have no fiduciary relationship with or fiduciary duty to Borrower or Guarantor arising out of or in connection with the Loan Documents, and the relationship between the Administrative Agent and the Lenders, on the one hand, and Borrower or Guarantor, on the other hand, in connection with the Loan Documents is solely that of debtor and creditor. The power of the Administrative Agent and Lenders under the Loan Documents is limited to the Rights provided in the Loan Documents, which Rights exist solely to assure payment and performance of the Obligation and may be exercised in a manner calculated by the Administrative Agent and Lenders in their respective good faith business judgment.

      11.7 COURSE OF DEALING. The acceptance by Administrative Agent or Lenders at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Administrative Agent, Required Lenders, or Lenders of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Administrative Agent, Required Lenders, or Lenders in exercising any Right under the Loan Documents shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Documents or otherwise.

      11.8 CUMULATIVE RIGHTS. All Rights available to Administrative Agent and Lenders under the Loan Documents are cumulative of and in addition to all other Rights granted to Administrative Agent and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Administrative Agent or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Documents.

      11.9 APPLICATION OF PROCEEDS. Any and all proceeds ever received by Administrative Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation in the order and manner set forth in SECTION 3.11.

      11.10 CERTAIN PROCEEDINGS. Each of Borrower and Guarantor agrees that it will promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Administrative Agent or Lenders may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or Authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Documents. Because each of the Borrower and Guarantor agrees that Administrative Agent's and Lenders' remedies at Law for failure of the Borrower

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or Guarantor to comply with the provisions of this Section would be inadequate and that such failure would not be adequately compensable in damages, each of the Borrower and Guarantor agrees that the covenants of this Section may be specifically enforced.

      11.11 EXPENDITURES BY LENDERS. Borrower shall promptly pay within fifteen
(15) Business Days after request therefore (a) all reasonable out-of-pocket costs, fees, and expenses paid or incurred by Administrative Agent and Highland Capital Management, L.P., incident to any Loan Document (including, but not limited to, the reasonable fees and expenses of counsel to Administrative Agent and Highland Capital Management, L.P. in connection with the negotiation, preparation, delivery, execution, coordination, and administration of the Loan Documents and any related amendment, waiver, or consent) and (b) all reasonable out-of-pocket costs and expenses of Lenders and Administrative Agent incurred by Administrative Agent or any Lender in connection with the enforcement of the obligations of Borrower and Guarantor arising under the Loan Documents (including, without limitation, costs and expenses incurred in connection with any workout or bankruptcy) or the exercise of any Rights arising under the Loan Documents (including, but not limited to, reasonable attorneys' fees including allocated cost of internal counsel, court costs, and other costs of collection), all of which shall be a part of the Obligation and shall bear interest at the Default Rate from the date due until the date repaid.

      11.12 INDEMNIFICATION. EACH OF BORROWER AND GUARANTOR AGREES TO INDEMNIFY DEFEND, RELEASE, SAVE AND HOLD HARMLESS ADMINISTRATIVE AGENT, AND EACH LENDER, AND EACH OF THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL CLAIMS OR ENVIRONMENTAL DAMAGES), COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE LOAN DOCUMENTS, THE BREACH OF ANY WARRANTY, REPRESENTATION, OR COVENANT CONTAINED IN THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE LOAN PROCEEDS (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION, OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 11.12 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION, OR PROCEEDING IS BROUGHT BY BORROWER, GUARANTOR, THEIR RESPECTIVE DIRECTORS, SHAREHOLDERS, OR CREDITORS OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. EACH OF BORROWER AND GUARANTOR RELEASES AND AGREES NOT TO ASSERT ANY CLAIM AGAINST ANY INDEMNIFIED PARTY ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE LOAN PROCEEDS. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER AGREEMENT OF THE BORROWER OR GUARANTOR HEREUNDER, THE AGREEMENTS AND OBLIGATIONS OF THE BORROWER AND GUARANTOR CONTAINED IN THIS SECTION 11.12 SHALL SURVIVE THE PAYMENT IN FULL OF THE OBLIGATIONS AND ALL OTHER AMOUNTS PAYABLE UNDER THE LOAN DOCUMENTS.

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      THIS INDEMNITY OBLIGATION SHALL INCLUDE, WITHOUT LIMITATION, (I) ANY
CLAIMS RESULTING FROM THE NEGLIGENCE OR ALLEGED NEGLIGENCE OF ANY INDEMNITEE,
(II) STATUTORY AND COMMON LAW NEGLIGENCE AND STRICT LIABILITY CLAIMS AS WELL AS NEGLIGENCE, STRICT LIABILITY AND ALL OTHER CLAIMS ARISING UNDER ENVIRONMENTAL LAWS, INCLUDING CERCLA OR OTHER ANALOGOUS FEDERAL OR STATE STATUTES, AND (III) ANY LOSS OR DAMAGE ARISING FROM DIMINUTION IN THE VALUE OF THE MORTGAGED PROPERTY OR OTHER COLLATERAL RESULTING FROM ANY ENVIRONMENTAL CLAIM OR ENVIRONMENTAL DAMAGES.

      (a) To the extent the Indemnified Parties are entitled to the indemnity pursuant to this SECTION 11.12, this Indemnity obligation shall include, but shall not be limited to:

                  (i) the burden of defending all claims, suits, and administrative proceedings (with counsel reasonably approved by Indemnitees), even if such claims, suits, or proceedings are groundless, false, fraudulent, or frivolous, and of conducting all negotiations of any description with respect thereto;

                  (ii)  paying and discharging, when and as the
            same shall become due, any and all judgments, penalties, or other sums due against any Indemnitee;

                  (iii) all costs of investigation, removal,
            remediation, and disposal of all Hazardous Substances, (whether or not such Hazardous Substance may be legally allowed to remain upon, about or beneath the Mortgaged Property or other Collateral if removal or remediation is prudent; provided, however, that any removal or remediation shall be conducted in such a manner as to place no restriction on the future use of the Mortgaged Property, to place no deed restriction upon the Mortgaged Property and to require no post-response action care or monitoring);

                  (iv)  all reasonable costs of determining
            whether the Mortgaged Property or other Collateral is in compliance, and causing the Mortgaged Property or other Collateral to be in compliance, with all applicable Environmental Laws as permitted by
            Section 9.14;

                  (v)   all reasonable costs associated with
            claims for damages to persons, property or natural resources; and

                  (vi) Indemnitees' reasonable attorneys' fees and consultants' fees and any court costs.

            Any Indemnitee, at its expense, may employ additional counsel of its choice to associate with counsel approved by Indemnitees and employed by Borrower or Guarantor.

            Borrower, Guarantor, and their successors and assigns hereby waive, release and agree not to make any claim or bring any action under any Environmental Law now existing or hereafter enacted against any Indemnitee with respect to the Mortgaged Property or other Collateral, or any matter that arises or might arise under this Agreement except to the extent such arises as a result of the negligent or intentional act or omissions of Indemnitees. It is expressly understood and agreed that to the extent that any Indemnitee is strictly liable under any Environmental Law with respect to any Environmental Claim or any matter that arises or might arise under this

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

      Agreement, Borrower and Guarantor's obligations to Indemnitees under this Agreement shall likewise be without regard to fault on the part of Borrower or Guarantor with respect to the violation or condition which results in liability to any Indemnitee.

            (b) If the undertaking in the preceding paragraph, or in any portion thereof, is at any time determined to be unenforceable because it violates any law or public policy, Borrower or Guarantor will contribute the maximum portion that either is permitted to pay and satisfy under applicable law to the payment and satisfaction of all obligations.

            (c) Notwithstanding the foregoing, the obligations and liabilities of Borrower and/or Guarantor under this Agreement shall not include (a) any Environmental Claim arising or resulting from the activity of an Indemnitee (without contribution by Borrower and/or Guarantor or any affiliate, officer, director, employee, contractor or agent of Borrower and/or Guarantor) after possession of and full title to the Mortgaged Property has been accepted by the Indemnitee, or (b) any Environmental Claim occurring or arising with respect to any Hazardous Substance first placed on or Released to the Mortgaged Property after possession of and full title to the Mortgaged Property has been accepted by an Indemnitee. The burden of proof with regard to establishing the date upon which any event or condition occurred or upon which a Hazardous Substance was placed, disposed or Released on, to or from the Mortgaged Property, or the cause of such event or condition shall be upon Borrower and/or Guarantor.

SECTION 12  AGREEMENT AMONG LENDERS.

      12.1  ADMINISTRATIVE AGENT.

            (a) Appointment of Administrative Agent. Each Lender hereby appoints Heritage Bank, SSB (and Heritage Bank, SSB accepts such appointment) as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Lender in and under all Loan Documents; (ii) to arrange the means whereby the funds of Lenders are to be made available to Borrower under the Loan Documents; (iii) to take such action as may be requested by any Lender under the Loan Documents (when such Lender is entitled to make such request under the Loan Documents and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to Lenders under the Loan Documents;
      (v) to timely distribute, and Administrative Agent agrees to so distribute, to each Lender all material information, requests, documents, and items received from Borrower and Guarantor under the Loan Documents;
      (vi) to promptly distribute to each Lender its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Documents; and (vii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from Lenders; provided, however, Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to the Loan Documents or applicable Law.

            (b) Resignation or Removal of Administrative Agent. Successor Administrative Agent. Administrative Agent may resign at any time with or without cause as Administrative Agent under the Loan Documents by giving written notice thereof to Lenders and may be removed as Administrative Agent under the Loan Documents at any time with cause by Required Lenders. Should the initial or any successor Administrative Agent ever cease to be a party hereto or should the initial or any successor Administrative Agent ever resign or be removed as Administrative Agent, then Required Lenders shall elect the successor Administrative Agent from among the Lenders (other than the resigning Administrative Agent). If no successor

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

      Administrative Agent shall have been so appointed by Required Lenders, within 30 days after the retiring Administrative Agent's giving of notice of resignation or Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent under the Loan Documents by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations of Administrative Agent under the Loan Documents, and each Lender shall execute such documents as any Lender may reasonably request to reflect such change in and under the Loan Documents. After any retiring Administrative Agent's resignation or removal as Administrative Agent under the Loan Documents, the provisions of this SECTION 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

            (c) Administrative Agent as a Lender. Non-Fiduciary. Administrative Agent if also a Lender, in such capacity as a Lender, shall have the same Rights under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Administrative Agent; the term "Lender" shall, unless the context otherwise indicates, include Administrative Agent; and any resignation, or removal of Administrative Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender. Each Lender, the Borrower and Guarantor agree that Administrative Agent is not a fiduciary for Lenders, Borrower, or Guarantor but simply is acting in the capacity described herein to alleviate administrative burdens for Borrower, Guarantor and Lenders, that Administrative Agent has no duties or responsibilities to Lenders, Borrower or Guarantor except those expressly set forth herein, and that Administrative Agent in its capacity as a Lender has all Rights of any other Lender.

            (d) Other Activities of Administrative Agent. Administrative Agent and its Affiliates may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower or Guarantor, act as trustee or depositary for Borrower or Guarantor, or otherwise be engaged in other transactions with Borrower or Guarantor (collectively, the "OTHER ACTIVITIES") not the subject of the Loan Documents. Without limiting the Rights of Lenders specifically set forth in the Loan Documents, Administrative Agent and its Affiliates shall not be responsible to account to Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower or Guarantor which are not contemplated or included in the Loan Documents, any present or future offset exercised by Administrative Agent and its Affiliates in respect of such other activities, any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of Administrative Agent or its Affiliates which may be or become security for the obligations of Borrower or Guarantor arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents, or instruments related to any such other activities; provided that, if any payments in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the Obligation, then each Lender shall be entitled to share in such application ratably.

      12.2 EXPENSES. Upon demand by Administrative Agent, each Lender shall pay its ratable portion (determined as of the date reimbursement is sought hereunder) of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees, and other costs of collection) incurred by Administrative Agent in connection with any of the Loan Documents if and to the extent such Administrative Agent does not receive reimbursement therefore from other sources within 60 days after

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                                       43
incurred; provided that, each Lender shall be entitled to receive its ratable portion of any reimbursement for such expenses, or part thereof, which Administrative Agent subsequently receives from such other sources.

      12.3 PROPORTIONATE ABSORPTION OF LOSSES. Except as otherwise provided in the Loan Documents, nothing in the Loan Documents shall be deemed to give any Lender any advantage over any other Lender insofar as the Obligation is concerned, or to relieve any Lender from absorbing its ratable portion of any losses sustained with respect to the Obligation (except to the extent such losses result from unilateral actions or inactions of any Lender that are not made in accordance with the terms and provisions of the Loan Documents).

      12.4  [INTENTIONALLY OMITTED].

      12.5  LIMITATION OF LIABILITY.

            (a) General. Neither Administrative Agent nor any of its Representatives shall be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and reasonably believed by it or them to be within the discretion or power conferred upon it or them by the Loan Documents or be responsible for the consequences of any error of judgment, except for fraud, gross negligence, or willful misconduct; and neither Administrative Agent nor any of its Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (provided that, nothing herein shall negate the obligation of Administrative Agent to account for funds received by it for the account of any Lender).

            (b) Non-Discretionary Actions. Indemnification. Unless indemnified to its satisfaction against loss, cost, liability, and expense, neither Administrative Agent nor any other Agent shall be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If Administrative Agent requests instructions from Lenders or Required Lenders, as the case may be, with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Document, Administrative Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions. Except where action of Required Lenders or all Lenders is required in the Loan Documents, Administrative Agent may act hereunder in its own discretion without requesting instructions. In no event, however, shall Administrative Agent or any of its Representatives be required to take any action which it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender shall have any right of action against Administrative Agent as a result of Administrative Agent's acting or refraining from acting hereunder in accordance with the instructions of Required Lenders (or all Lenders if required in the Loan Documents).

            (c)   Independent Credit Decision. Neither Administrative
      Agent nor any other Agent shall be responsible in any manner to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Administrative Agent or any other Agent in respect of,
      (i) the creditworthiness of Borrower or Guarantor and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (iv) the existence, priority, or perfection of any Lien hereafter granted or purported to be granted under any Loan Document, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan

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

      Document on the part of either Borrower or Guarantor. Each Lender agrees to indemnify Administrative Agent and its Representatives and hold them harmless from and against (but limited to such Lender's Pro Rata Part of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by them in any way relating to or arising out of the Loan Documents or any action taken or omitted by them under the Loan Documents (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF ADMINISTRATIVE AGENT OR ITS REPRESENTATIVES), to the extent Administrative Agent and its Representatives are not reimbursed for such amounts by Borrower (provided that, Administrative Agent and its Representatives shall not have the Right to be indemnified hereunder for its or their own fraud, gross negligence, or willful misconduct).

      12.6  DEFAULT; COLLATERAL.

            (a) Upon the occurrence and continuance of a Default, Lenders agree to promptly confer in order that Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders; and Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until Administrative Agent shall have received instructions from Required Lenders. All Rights of action under the Loan Documents and all Rights to the Collateral, if any, hereunder may be enforced by Administrative Agent and any suit or proceeding instituted by Administrative Agent in furtherance of such enforcement shall be brought in its name as Administrative Agent without the necessity of joining as plaintiffs or defendants any other Agent or Lender, and the recovery of any judgment shall be for the benefit of Lenders subject to the expenses of Administrative Agent. In actions with respect to any property of Borrower or Guarantor, Administrative Agent is acting for the ratable benefit of each Lender. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of Borrower or Guarantor to the Obligation shall be construed as being for the ratable benefit of each Lender.

            (b)   Each Lender authorizes and directs Administrative
      Agent to enter into the Collateral Documents for the benefit of the Lenders. Except to the extent unanimity or a supermajority is required hereunder, each Lender agrees that any action taken by the Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

            (c) Administrative Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents.

            (d) Administrative Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by Borrower or Guarantor or is cared for, protected, or insured or has been encumbered or that the Liens granted to Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the Rights granted or available to Administrative Agent in this SECTION 12.6 or in any of the Collateral Documents; it being understood that Administrative Agent shall have no

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

      duty or liability whatsoever to any Lender, other than to act without gross negligence or willful misconduct.

            (e)   Lenders hereby irrevocably authorize Administrative
      Agent, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent upon any Collateral: (i) upon payment and satisfaction of the Obligation; (ii) constituting property in which Borrower did not own an interest at the time the Lien was granted or at any time thereafter;(iii) upon the sale, transfer, or disposition of Collateral which is expressly permitted pursuant to the Loan Documents;
      (iv) as contemplated in SECTION 6.3; or (v) if approved, authorized, or ratified in writing by all necessary Lenders. Upon request by Administrative Agent at any time, Lenders will confirm in writing Administrative Agent's authority to release particular types or items of Collateral pursuant to this SECTION 12.6.

            (f)   In furtherance of the authorizations set forth in this
      SECTION 12.6, each Lender hereby irrevocably appoints Administrative Agent its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Lender, (i) to enter into Collateral Documents (including, without limitation, any appointments of substitute trustees under any Collateral Document), (ii) to take action with respect to the Collateral and Collateral Documents to perfect, maintain, and preserve Lender's Liens, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Collateral to the extent authorized in PARAGRAPH (e) hereof. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to Administrative Agent's power, as attorney, relative to the Collateral matters described in this SECTION 12.6. The powers and authorities herein conferred on Administrative Agent may be exercised by Administrative Agent through any Person who, at the time of the execution of a particular instrument, is an officer of Administrative Agent. The power of attorney conferred by this SECTION 12.6(f) is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Obligation, or any part thereof, shall remain unpaid.

      12.7 LIMITATION OF LIABILITY. To the extent permitted by Law, (a) Administrative Agent (acting in its agent capacity) shall not incur any liability to any Lender or Participant except for acts or omissions resulting from its own fraud, gross negligence or willful misconduct, and (b) neither Administrative Agent nor any Lender or Participant shall incur any liability to any other Person for any act or omission of any other Lender or Participant.

      12.8 RELATIONSHIP OF LENDERS. Nothing herein shall be construed as creating a partnership or joint venture among Administrative Agent and Lenders.

      12.9 BENEFITS OF AGREEMENT. None of the provisions of this SECTION 12 shall inure to the benefit of or obligate Borrower or any other Person other than Lenders and Administrative Agent; consequently, neither Borrower or any other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of Administrative Agent or any Lender to comply with such provisions.

      12.10 OBLIGATIONS SEVERAL. The obligations of Lenders hereunder are several, and each Lender hereunder shall not be responsible for the obligations of the other Lenders hereunder, nor will the failure of one Lender to perform any of its obligations hereunder relieve the other Lenders from the performance of their respective obligations hereunder.

SECTION 13  MISCELLANEOUS.

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

      13.1 HEADINGS. The headings, captions, and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents, nor affect the meaning thereof.

      13.2 NONBUSINESS DAYS. In any case where any payment or action is due under any Loan Document on a day which is not a Business Day, such payment or action may be delayed until the next-succeeding Business Day, but interest and fees shall continue to accrue in respect of any payment to which it is applicable until such payment is in fact made; provided that, if, in the case of any such payment in respect of a Eurodollar Rate Borrowing, the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

      13.3 COMMUNICATIONS. Unless otherwise specifically provided herein or any other Loan Document, all notices shall be in writing addressed to the respective party as set forth below and may be personally served, faxed, telecopied, or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by fax or telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Central time or, if not, on the next succeeding Business Day;
(c) if delivered by overnight courier, the next succeeding Business Day after delivery to such courier properly addressed; or (d) if by U.S. Mail, four (4) Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

               If to Borrower/Guarantor       America West Airlines, Inc.
                                              111 W.Rio Salado Parkway
                                              Tempe, Arizona 85281
                                              Attn: Paul Lambert
                                              Fax/Telecopy: 480/693-5932

               With a copy to:                America West Airlines
                                              111 W.Rio Salado Parkway
                                              Tempe,Arizona 85281
                                              Attn: James Walsh, General Counsel
                                              Fax/Telecopy:

               If to Administrative Agent:    Heritage Bank, SSB
                                              Two Galleria Tower, Suite 2220
                                              13455 Noel Road
                                              Dallas, Texas 75240
                                              Attn: Davis Deadman
                                              Fax/Telecopy No.:972/628-4147

               With a copy to:                Haynes and Boone, LLP
                                              901 Main Street
                                              Suite 3100
                                              Dallas, Texas 75202
                                              Attn: Paul H. Amiel
                                              Fax/Telecopy No.:(214)200-0555

               If to Initial Lender:          Citibank, N.A.
                                              390 Greenwich St.1st Fl
                                              New York, NY 10013
                                              Attn: Walt Larsen
                                              Fax/Telecopy No.:(213) 623-3592

                                                        Senior Secured Term Loan

              With a copy to:                 Citibank, N.A.
                                              390 Greenwich St. 1st Fl
                                              New York, NY 10013
                                              Attn: Joe Shanahan
                                              Fax/Telecopy No.:(212)816-5705

      If to any Lender: Its address indicated on the signature page hereto, in an Assignment and Acceptance Agreement or in a notice to Administrative Agent and Borrower or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this SECTION 13.3.

      13.4 FORM AND NUMBER OF DOCUMENTS. Each agreement, document, instrument, or other writing to be furnished under any provision of the Loan Documents must be in form and substance and in such number of counterparts as may be reasonably satisfactory to Administrative Agent and its counsel.

      13.5 SURVIVAL. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents shall survive all closings under the Loan Documents and, except as otherwise indicated, shall not be affected by any investigation made by any party. All Rights of, and provisions relating to, reimbursement and indemnification of Administrative Agent or any Lender (and any other provision of the Loan Documents that expressly provides for such survival) shall survive termination of this Agreement, payment in full of the Obligation, and any assignment by any Lender.

      13.6 GOVERNING LAW. THE LOAN DOCUMENTS HAVE BEEN ENTERED INTO PURSUANT TO
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (EXCEPT TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION, VALIDITY, OR ENFORCEMENT OF LIENS UNDER THE COLLATERAL DOCUMENTS OR TO THE EXTENT THAT ENVIRONMENTAL LAWS OR ENVIRONMENTAL REQUIREMENTS OF ANOTHER JURISDICTION APPLY TO OBLIGATIONS OF BORROWER AND GUARANTOR UNDER THAT JURISDICTION'S LAWS), AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THE LOAN DOCUMENTS.

      13.7 INVALID PROVISIONS. In the event that any provision of this Agreement is deemed to be invalid, illegal, or unenforceable by reason of the operation of any Law or by reason of the interpretation placed thereon by any Governmental Authority, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by Law so as most fully to achieve the intention of this Agreement.

      13.8 ENTIRETY. THE RIGHTS AND OBLIGATIONS OF BORROWER, GUARANTOR, LENDERS, AND ADMINISTRATIVE AGENT SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY BORROWER, GUARANTOR, ANY LENDER, AND/OR ADMINISTRATIVE AGENT (TOGETHER WITH ALL COMMITMENT LETTERS AND FEE LETTERS AS THEY RELATE TO THE PAYMENT OF FEES AFTER THE CLOSING DATE) REPRESENT THE FINAL AGREEMENT BETWEEN THE BORROWER, GUARANTOR, LENDERS, AND ADMINISTRATIVE AGENT, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

                                                        Senior Secured Term Loan

      13.9 JURISDICTION; VENUE; SERVICE OF PROCESS; JURY TRIAL. EACH PARTY HERETO, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE (PURSUANT TO
SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE STATE OF NEW YORK, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BY SERVICE OF PROCESS AS PROVIDED BY NEW YORK LAW, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BROUGHT IN ANY SUCH COURT, (C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS SET FORTH HEREIN, (E) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE OBLIGATION SHALL BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (F) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Borrower and each other party to the Loan Documents acknowledge that this waiver is a material inducement to the agreement of each party hereto to enter into a business relationship, that each has already relied on this waiver in entering into the Loan Documents, and each will continue to rely on each of such waivers in related future dealings. The Borrower and each other party to the Loan Documents warrant and represent that they have reviewed these waivers with their legal counsel, and that they knowingly and voluntarily agree to each such waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION
13.9 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, AND REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN DOCUMENT. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

      13.10 AMENDMENTS, CONSENTS, CONFLICTS, AND WAIVERS.

            (a)   Except as otherwise specifically provided in this
      SECTION 13.10 or otherwise in the Loan Documents, (i) this Agreement may only be amended, modified, or waived by an instrument in writing executed jointly by Borrower and Required Lenders, and, in the case of any matter affecting Administrative Agent (except removal of Administrative Agent as provided in SECTION 12) by Administrative Agent, and may only be supplemented by documents delivered or to be delivered in accordance with the express terms hereof, and (ii) the other Loan Documents may only be the subject of an amendment, modification, or waiver if Borrower and Required Lenders, and, in the case of any matter affecting Administrative Agent (except as set forth above), such Administrative Agent, have approved same.

            (b) Any amendment to or consent or waiver under any Loan Document which purports to accomplish any of the following must be approved by Borrower and by each Lender adversely affected thereby, and, in the case of any matter affecting Administrative Agent, by Administrative Agent: (i) postpones or delays any date fixed by the Loan Documents for any

                                                        Senior Secured Term Loan
      payment of all or any part of the Obligation payable to such Lender or Administrative Agent; (ii) reduces the interest rate or decreases the amount of any payment of principal, interest, fees, or other sums payable to Administrative Agent or any such Lender hereunder (except such reductions as are contemplated by this Agreement); (iii) changes the definition of "REQUIRED LENDERS" or this SECTION 13.10(b) or any other provisions of the Loan Documents that require the unanimous consent of the Lenders; (iv) changes the order of application of any payment or prepayment set forth in SECTIONS 3.3 and 3.11 in any manner that adversely affects such Lender or Administrative Agent; or (v) except as otherwise permitted by any Loan Document (including, without limitation, SECTION 6.3), releases all or any substantial portion of the Collateral or any material Borrower. Without the consent of such Lender, no Lender's "COMMITMENT PERCENTAGE" may be increased.

            (c) Any conflict or ambiguity between the terms and provisions of this Agreement and terms and provisions in any other Loan Document shall be controlled by the terms and provisions herein.

            (d) No course of dealing nor any failure or delay by Administrative Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Administrative Agent or any Lender hereunder shall operate as a waiver thereof. A waiver must be in writing and signed by Administrative Agent and requisite Lenders to be effective, and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

      13.11 MULTIPLE COUNTERPARTS. The Loan Documents may be executed in a number of counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of any Loan Document, it shall not be necessary to produce or account for more than one such counterpart. This Agreement shall become effective when counterparts hereof shall have been executed and delivered to Administrative Agent by each Lender, Administrative Agent, Borrower, and Guarantor, or, when Administrative Agent shall have received telecopied, telexed, or other evidence satisfactory to it that such party has executed and is delivering to Administrative Agent a counterpart hereof.

      13.12 SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS.

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor Guarantor may not, except as otherwise permitted under the Loan Documents, assign or otherwise transfer any of its Rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except
      (i) to an Eligible Assignee in accordance with the provisions of SECTION 13.12(b), (ii) by way of participation in accordance with the provisions of SECTION 13.12(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of SECTION 13.12(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in SECTION 13.12(d) and, to the extent expressly contemplated hereby, the Affiliates of each of the Administrative Agent and the Lenders) any legal or equitable Right, remedy, or claim under or by reason of this Agreement.

            (b)   Any Lender may at any time assign to one or more
      Eligible Assignees all or a portion of its Rights and obligations under this Agreement (including all or a portion of the

                                                        Senior Secured Term Loan

      Aggregate Senior Secured Discount Note Stated Amount owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Senior Secured Discount Note at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or a Related Fund with respect to a Lender, the aggregate amount of the Aggregate Senior Secured Discount Note Stated Amount of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, unless each of Administrative Agent and, so long as no Default or Potential Default has occurred and is continuing, the Borrower otherwise consents (such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's Rights and obligations under this Agreement with respect to the Senior Secured Discount Notes assigned, except that this CLAUSE (II) shall not prohibit any Lender from assigning all or a portion of its Rights and obligations on a non-pro rata basis; and (iii) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption. Subject to acceptance and recording thereof by Administrative Agent pursuant to SECTION 13.12(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's Rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of SECTIONS 4, 11, and 13 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with SECTION 13.12(d).

            (c) Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its office in Dallas, Texas a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, Aggregate Senior Secured Note Amount owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive as to all Lenders (absent manifest error), and the Borrower, Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (d) Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural person or Borrower or any of Borrower's Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Lender's Rights and/or obligations under this Agreement (including all or a portion of the Aggregate Senior Secured Discount Note Stated Amount owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Borrower, Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's Rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any

                                                        Senior Secured Term Loan
      amendment, modification, or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification, or waiver with respect to the following: extending the due date for payment of any amount in respect of principal (other than mandatory prepayments), interest, or fees due under the Loan Documents, reducing the interest rate or the amount of principal or fees applicable to the Obligation (except such reductions as are contemplated by the Loan Documents), or releasing all or any substantial portion of the Collateral for the Obligation under the Loan Documents (except such releases of Collateral as are contemplated in SECTION 6.3) that affects such Participant. SUBJECT TO SECTION 13.12(e), Borrower agree that each Participant shall be entitled to the benefits of SECTION 4 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to SECTION 13.12(b). To the extent permitted by Law, each Participant also shall be entitled to the benefits of SECTION 3.13 as though it were a Lender, provided such Participant agrees to be subject to
      SECTION 3.12 as though it were a Lender.

            (e) A Participant shall not be entitled to receive any greater payment under SECTION 4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower's prior written consent. A Participant that is not incorporated under the Laws of the United States of America or a state thereof shall not be entitled to the benefits of SECTION 4.6 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with
      SECTION 4.6(d) as though it were a Lender.

            (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its Rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      13.13 DECISIONS BY BORROWER. To the extent any action under the Loan Documents requires the consent or direction of Borrower and Borrower does not agree on the action to be taken, Administrative Agent shall (a) take the alternative action (if any) provided under the Loan Documents for circumstances under which no consent or direction is given by Borrower, or (b) if no such action is provided, take no action unless otherwise directed by Required Lenders.

      13.14 CONFIDENTIALITY. Administrative Agent and each Lender agree to exercise its best efforts to keep confidential any non-public information delivered pursuant to the Loan Documents and identified as such by Borrower and not to disclose such information to Persons other than to: its respective Affiliates, officers, directors, and employees and in each case, on a need-to-know basis and provided that such recipient complies with the confidentiality provisions hereof; or its potential assignees or Participants; or Persons employed by or engaged by Administrative Agent, any Lender, or any Lender's assignees or Participants including, without limitation, attorneys, auditors, professional consultants, rating agencies, and portfolio management services and in each case, on a need-to-know basis and provided that such recipient complies with the confidentiality provisions hereof. The confidentiality provisions contained in this subsection shall not apply to disclosures (a) required to be made by Administrative Agent or any Lender to any Governmental Authority or pursuant to legal process or (b) consisting of general portfolio information that does not identify Borrower. The obligations of Administrative Agent and Lenders under this SECTION 13.14 shall supersede and replace the obligations of Administrative Agent and Lenders under any confidentiality agreement in respect of this financing executed and delivered by Administrative Agent or any Lender prior to the date hereof. In no event shall Administrative Agent or any Lender be obligated or required to return any materials furnished by Borrower; provided, however, each potential assignee or Participant shall be required to agree that if it does not become an assignee (or Participant) it shall return all materials furnished to it by Borrower in connection herewith.

      13.15 PUBLICATION. Borrower consents to the publication by Administrative Agent or Lenders of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement; provided, however, Administrative Agent or Lenders (as applicable) shall provide a draft of any such tombstone or similar advertising material to Borrower for review prior to the publication thereof. Administrative Agent and Lenders reserve the right to provide industry trade organizations information necessary and customary for inclusion in league table measurements.

      13.16 DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The obligations of Borrower under the Loan Documents shall remain in full force and effect until the payment in full of the Aggregate Senior Secured Discount Note Stated Amount and of all interest, fees, and other amounts of the Obligation then due and owing, except that SECTIONS 4, 11, and 13, and any other provisions under the Loan Documents expressly intended to survive by the terms hereof or by the terms of the applicable Loan Documents, shall survive such termination. If at any time any payment of the principal of or interest on any Note or any other amount payable by Borrower under any Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, the obligations of Borrower under the Loan Documents with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGES FOLLOW.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    BORROWER:

                                    FTCHP LLC,
                                    a Delaware limited liability company

                                    By: /s/ Derek J. Kerr
                                        ---------------------------------
                                        Derek J. Kerr
                                        President

                                    Address for Borrower:

                                    America West Airlines, Inc.
                                    111 W. Rio Salado Parkway
                                    Tempe, Arizona  85281

                                    Attn: Paul Lambert

                                    Telecopier: (480) 693-5932
                                    Telephone:___________________________

                                    With a copy to:

                                    America West Airlnies
                                    111 W. Rio Salado Parkway
                                    Tempe, Arizona  85281

                                    Attn: James Walsh, General Counsel

                                    Telecopier:__________________________
                                    Telephone:___________________________

                   SIGNATURE PAGE TO SENIOR SECURED TERM LOAN

                                   GUARANTOR:

                                   AMERICA WEST AIRLINES, INC.,
                                   a Delaware corporation

                                   By: /s/ Derek J. Kerr
                                       ----------------------------------
                                       Derek J. Kerr
                                       Senior Vice President and Chief
                                       Financial Officer

                                   Address for Borrower:

                                   America West Airlines, Inc.
                                   111 W. Rio Salado Parkway
                                   Tempe, Arizona 85281

                                   Attn: Paul Lambert

                                   Telecopier: (480) 693-5932
                                   Telephone:____________________________

                                   With a copy to:

                                   America West Airlnies
                                   111 W. Rio Salado Parkway
                                   Tempe, Arizona  85281

                                   Attn: James Walsh, General Counsel

                                   Telecopier:___________________________
                                   Telephone:____________________________

                   SIGNATURE PAGE TO SENIOR SECURED TERM LOAN

                              ADMINISTRATIVE AGENT:

                              HERITAGE BANK, SSB,
                              as Administrative Agent

                              By: /s/ Davis Deadman, CFA
                                  ---------------------------------------
                                  Name:  Davis Deadman, CFA
                                  Title: Chief Executive Officer

                              Address for Administrative Agent:

                              Heritage Bank, SSB
                              Two Galleria Tower, Suite 2220
                              13455 Noel Road
                              Dallas, Texas 75240

                              Attn: Davis Deadman

                              Telecopier: (972) 628-4147
                              Telephone:  (972) 628-4100

                              With a copy to:

                              Haynes and Boone, LLP
                              901 Main St., Suite 3100
                              Dallas, Texas  75202

                              Attn: Paul H. Amiel

                              Telecopier: (214) 200-0555
                              Telephone:  (214) 651-5605

                   SIGNATURE PAGE TO SENIOR SECURED TERM LOAN

                                 INITIAL LENDER:

                                 CITIBANK, N.A.,
                                 as Initial Lender

                                 By: /s/ Rosemary M. Bell
                                     ------------------------------------
                                     Name: Rosemary M. Bell
                                     Title: Director & Vice President

                                 Address for Lender:

                                 Citibank, N.A.
                                 390 Greenwich St. 1st Fl
                                 New York, NY 10013

                                 Attn:___________________________________

                                 Telecopier:_____________________________
                                 Telephone:______________________________

                   SIGNATURE PAGE TO SENIOR SECURED TERM LOAN

                                   SCHEDULE 1A

(Hangar - 43217-1 and 43217-2)

PARCEL NO. 1:

A portion of the Southwest quarter of Section 7 and the Northwest quarter of
Section 18, Township 1 North, Range 4 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, more fully described as follows:

COMMENCING at the South quarter corner of said Section 7;

THENCE North 89 degrees 05 minutes 45 seconds West along the Southerly line of said Section 7, 428.83 feet to the TRUE POINT OF BEGINNING;

THENCE South 50 degrees 38 minutes 15 seconds West, 7.74 feet;

THENCE South 58 degrees 04 minutes 46 seconds West, 269.71 feet;

THENCE North 90 degrees 00 minutes 00 seconds West, 751.73 feet;

THENCE North 00 degrees 00 minutes 00 seconds East, 1040.00 feet;

THENCE North 90 degrees 00 minutes 00 seconds East, 1062.15 feet;

THENCE South 00 degrees 00 minutes 00 seconds West, 641.57 feet;

THENCE South 53 degrees 54 minutes 22 seconds West, 15.92 feet;

THENCE South 04 degrees 11 minutes 51 seconds West, 202.87 feet;

THENCE South 50 degrees 38 minutes 15 seconds West, 61.83 feet to the TRUE POINT OF BEGINNING.

(FTC - 91518)

PARCEL NO. 2:

That portion of Lot 9, PHOENIX SKY HARBOR CENTER PHASE I, according to Book 341 of Maps, page 37, records of Maricopa County, Arizona, located in a portion of the South half of Section 10, Township 1 North, Range 3 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, being more particularly described by metes and bounds as follows:

COMMENCING at the Southeast corner of said Section 10;

THENCE a called bearing and distance of North 89 degrees 40 minutes 53 seconds West along the South line of said Section 10, a distance of 2413.62 feet;

THENCE a called bearing and distance of North 00 degrees 14 minutes 07 seconds West, a distance of 60.05 feet to an ADOT aluminum cap found for the Southeast corner of said Lot 9 and the point of beginning;

THENCE North 00 degrees 12 minutes 37 seconds East along the Westerly right-of-way line of the I-10 Freeway, a measured distance of 115.06 feet (North 00 degrees 12 minutes 37 seconds East, a distance of 114.98 feet of record) to an ADOT aluminum cap found for the beginning of a non-tangent curve concave Easterly;

THENCE Northerly along the arc of said curve to the right, having a central angle of 31 degrees 44 minutes 50 seconds and a radius of 730.26 feet, whose chord bears North 27 degrees 50 minutes 26 seconds West, a measured distance of
399.44 feet, for a measured arc distance of 404.60 feet (along the arc of said curve to the right, having a central angle of 31 degrees 45 minutes 02 seconds, a radius of 730.26 feet and an arc of 404.67 feet of record) to an ADOT aluminum cap found for the beginning of a curve concave Easterly;

THENCE Northerly along the arc of said curve to the right, having a central angle of 37 degrees 00 minutes 41 seconds and a radius of 740.76 feet, whose chord bears North 06 degrees 32 minutes 13 Seconds East, a distance of 470.23 feet, for an arc distance of 478.51 feet to a 5/8 inch rebar with cap set for the corner;

THENCE departing said Westerly right-of-way line along the South line of the property leased to WYLE LABORATORIES in the document recorded in Instrument No. 94-0735726 of Official Records, North 89 degrees 44 minutes 47 seconds West, a measured distance of 800.08 feet (North 89 degrees 44 minutes 07 seconds West, a distance of 800.24 feet of record) to a 5/8 inch rebar with cap set for the corner;

THENCE South 00 degrees 00 minutes 13 seconds West, a measured distance of
916.96 feet (South 00 degrees 00 minutes 02 seconds West, a distance of 916.37 feet of record) to a spike found in the South line of said Lot 9 and the Northerly right-of-way line of Buckeye Road;

THENCE South 87 degrees 37 minutes 32 seconds East along the South line of said Lot 9 and the North right-of-way line of Buckeye Road, a measured distance of
128.26 feet (South 87 degrees 26 minutes 29 seconds West, a distance of 128.26 feet of record) to a 1/2 inch rebar found for the corner;

THENCE South 89 degrees 57 minutes 57 seconds East along the South line of said Lot 9 and the North right-of-way line of Buckeye Road, a measured distance of
595.06 feet (South 89 degrees 59 minutes 03 seconds East, a distance of 594.94 feet of record) to a 1/2 inch rebar found for the corner;

THENCE South 04 degrees 00 minutes 11 seconds west along the South line of said Lot 9 and the North right-of-way line of Buckeye Road, a measured distance of
15.26 feet (South 03 degrees 40 minutes 58 seconds West, a distance of 15.26 feet of record) to an aluminum cap found for the corner;

THENCE South 89 degrees 41 minutes 28 seconds East along the South line of said Lot 9 and the North right-of-way line of Buckeye Road, a measured distance of
210.58 feet (South 89 degrees 42 minutes 12 seconds East, a distance of 210.46. feet of record) to the point of beginning.

ACCESS PARCEL:

That portion of Lot 9, PHOENIX SKY HARBOR CENTER PHASE I, according to Book 341 of Maps, page 37, records of Maricopa County, Arizona, located in a portion of the South half of Section 10, Township 1 North, Range 3 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, being more particularly described by metes and bounds as follows:

COMMENCING at the Southeast corner of said Section 10;

THENCE a called bearing and distance of North 89 degrees 40 minutes 53 seconds West along the South line of said Section 10, a distance of 2413.62 feet;

THENCE a called bearing and distance of North 00 degrees 14 minutes 07 seconds West, a distance of 60.05 feet to an ADOT aluminum cap found for the Southeast corner of said Lot 9;

THENCE North 00 degrees 12 minutes 37 seconds East along the Westerly right-of-way line of the I-10 Freeway, a measured distance of 115.06 feet (North 00 degrees 12 minutes 37 seconds East, a distance of 114.98 feet of record) to an ADOT aluminum cap found for the beginning of a non-tangent curve concave Easterly;

THENCE Northerly along the arc of said curve to the right, having a central angle of 31 degrees 44 minutes 50 seconds and a radius of 730.26 feet, whose chord bears North 27 degrees 50 minutes 26 seconds West, a measured distance of
399.44 feet, for a measured arc distance of 404.60 feet (along the arc of said curve to the right, having a central angle of 31 degrees 45 minutes 02 second, a radius of 730.26 feet and an arc of 404.67 feet of record) to an ADOT aluminum cap found for the beginning of a curve concave Easterly;

THENCE Northerly along the arc of said curve to the right, having a central angle of 37 degrees 00 minutes 41 seconds, a radius of 740.76 feet, whose chord bears North 06 degrees 32 minutes

13 seconds East, a distance of 470.23 feet, for an arc distance of 478.51 feet to a 5/8 inch rebar with cap set for the corner;

THENCE departing said Westerly right-of-way line along the South line of the property leased to WYLE LABORATORIES in the document recorded in Instrument No. 94-0735726 of Official Records, North 89 degrees 44 minutes 47 seconds West, a measured distance of 800.08 feet (North 89 degrees 44 minutes 07 seconds West, a distance of 800.24 feet of record) to a 5/8 inch rebar with cap set for the point of beginning;

THENCE North 89 degrees 44 minutes 07 seconds West, a measured distance of
586.04 feet (North 89 degrees 44 minutes 07 seconds West, a distance of 585.78 fee to a 5/8 inch rebar with cap set for the corner in the Easterly right-of-way line of Sky Harbor Circle North, said point is the beginning of a non-tangent curve to the right;

THENCE Northeasterly along the Easterly right-of-way line of Sky Harbor Circle North and along the arc of said curve to the right, having a central angle of 04 degrees 00 minutes 03 seconds, a radius of 581.62 feet, whose chord bears North 10 degrees 10 minutes 51 seconds East, a distance of 40.61 feet, for an arc distance of 40.61 feet to a 1/2 inch rebar found for the corner;

THENCE South 89 degrees 44 minutes 07 seconds East, a distance of 578.86 feet to the point of beginning.

FTC - Option Parcel (91518)

That portion of Lot 9, PHOENIX SKY HARBOR CENTER PHASE I, according to Book 341 of Maps, Page 37, records of Maricopa County, Arizona, located in a portion of the South half of Section 10, Township 1 North, Range 3 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, being more particularly described by metes and bounds as follows:

COMMENCING at the Southeast corner of said Section 10; THENCE a called bearing and distance of North 89 degrees 40'53" West along the South line of said
Section 10, a distance of 2413.62 feet; THENCE a called bearing and distance of North 00 degrees 14'07" West a distance of 60.05 feet to an ADOT Aluminum Cap found for the Southeast corner of said Lot 9; THENCE North 00 degrees 12'37" East, along the Westerly right-of-way line of the I-10 Freeway, a measured distance of 115.06 feet (North 00 degrees 12'37" East a distance of 114.98 feet of record) to an ADOT Aluminum Cap found for the beginning of a non-tangent curve concave Easterly; THENCE Northerly along the arc of said curve to the right, having a central angle of 31 degrees 44'50" and a radius of 730.26 feet, whose chord bears North 27 degrees 50'26" West a measured distance of 399.44 feet for a measured arc distance of 404.60 feet (along the arc of said curve to the right, having a central angle of 31 degrees 45'02", a radius of 730.26 feet and an arc of 404.67 feet of record) to an ADOT Aluminum Cap found for the beginning of a curve concave Easterly; THENCE Northerly along the arc of said curve to the right, having a central angle of 37 degrees 00'41", a radius of
740.76 feet, whose chord bears North 06 degrees 32'13" East a distance of 470.23 feet for an arc distance of 478.51 feet to a 5/8" Rebar with cap set for corner; THENCE departing said Westerly right-of-way line, along the South line of the property leased to Wyle Laboratories in document recorded in instrument No. 94-0735726 of Official Records, North 89 degrees 44'47" West a measured distance of 800.08 feet (North 89 degrees 44'07") West a distance of 800.24 feet of record) to a SET 5/8" Rebar with cap; THENCE South 00 degrees 00'13" West a distance of 40.00 feet to a 5/8" Rebar with set for THE POINT OF BEGINNING;

THENCE South 00 degrees 00'13" West a distance of 876.96 feet to a Spike found for corner in the Northerly right-of-way line of Buckeye Road and the South line of said Lot 9;

THENCE North 87 degrees 19'48" West, along the South line of said Lot 9 and the Northerly right-of-way line of Buckeye Road, a measured distance of 322.47 feet (North 87 degrees 26'29" West a distance of 322.47 feet of record) to an Aluminum Cap set for corner;

THENCE North 89 degrees 59'03" West, along the South line of said Lot 9 and the Northerly right-of-way line of Buckeye Road, a measured distance of 78.06 feet (North 89 degrees 59'03" West a distance of 78.00 feet of record) to an Aluminum Cap set for corner;

THENCE North 00 degrees 00'57" East, along the South line of said Lot 9 and the Northerly right-of-way line of Buckeye Road, a distance of 10.00 feet to an Aluminum Cap set for corner;

THENCE North 89 degrees 59'03" West, along the South line of said Lot 9 and the Northerly right-of-way line of Buckeye Road, a distance of 95.00 feet to an Aluminum Cap set for corner;

THENCE North 45 degrees 04'49" West, along the South line of said Lot 9 and the Northerly right-of-way line of Buckeye Road, a measured distance of 124.18 feet (North 44 degrees 58'59" West a distance of 124.64 feet of record) to a 5/8" Rebar with cap set for corner in the Easterly right-of-way line of Sky Harbor Circle North and the West line of said Lot 9;

THENCE North 00 degrees 00'22" West, along the West line of said Lot 9 and the Easterly right-of-way line of Sky Harbor Circle North, a measured distance of
199.71 feet (North 00 degrees 01'05" East a distance of 199.12 feet of record) to a 1/2" Rebar found for corner;

THENCE North 01 degrees 22'36" West, along the West line of said Lot 9 and the Easterly right-of-way line of Sky Harbor Circle North, a distance of 359.92 feet to a 1/2" Rebar found for corner;

THENCE North 00 degrees 03'09" West, along the West line of said Lot 9 and the Easterly Northerly right-of-way line of Sky Harbor Circle North, a measured distance of 124.78 feet (North 00 degrees 01'05" East a distance of 125.19 feet of record) to a 5/8" Rebar with cap set for corner, said point is the beginning of a non-tangent curve to the right;

THENCE Northeasterly along the West line of said Lot 9 and along the Easterly right-of-way line of Sky Harbor Circle North and along the arc of said curve to the right, having a central angle of 08 degrees 09'45", a radius of 581.62 feet, whose chord bears North 04 degrees 05'57" East a distance of 82.79 feet, for an arc distance of 82.86 feet to a 5/8" Rebar with cap set for corner;

THENCE South 89 degrees 44'07" East a measured distance of 586.04 feet (South 89 degrees 44'07" East a distance of 585.78 feet of record) to the POINT OF BEGINNING and countering 11.555 Acres (503,355 sq. ft.) of land, more or less.

                                   SCHEDULE 1B
                                   OTHER LIENS

None.

                                  SCHEDULE 2.1
                     LENDERS PRO RATA LOAN PROCEEDS AMOUNTS

Citibank, N.A.                      $30,790,000

                                  SCHEDULE 2.2
                PRINCIPAL AMOUNT OF SENIOR SECURED DISCOUNT NOTES

Stated Principal Amount at Maturity:
Citibank, NA.                           $35,988,000

Purchase Price:
Citibank, NA.                           $30,790,000

                                  SCHEDULE 7.1
                         CONDITIONS PRECEDENT TO CLOSING

The Agreement and related Loan Documents shall not become effective unless Administrative Agent has received all of the following (unless otherwise indicated, all documents shall be dated as of December __, 2004, and all terms used with their initial letters capitalized are used herein with their meanings as defined in the Agreement):

1. Agreement. Agreement (together with all Schedules and Exhibits thereto) executed by Borrower, Guarantor, Administrative Agent, and each Lender.

2. Senior Secured Discount Notes. Senior Secured Discount Notes issued by Borrower and payable to the order of Lender.

3. Organizational Documents. Copies of the articles of incorporation, certificate of incorporation, or articles of organization and all amendments thereto of Borrower and Guarantor (each a "CREDIT PARTY" and collectively the "CREDIT PARTIES"), each accompanied by a certificate that such copy is correct and complete, (a) one dated a Current Date (as used herein, the term "CURRENT DATE" means any date not more than 30 days prior to the Closing Date), issued by the appropriate governmental authority of the jurisdiction of organization of each Credit Party, and (b) one dated the Closing Date, executed by the President, Vice President, Treasurer, Chief Executive Officer, Chief Financial Officer, or Secretary (each a "RESPONSIBLE OFFICER") of each such Credit Party, and the Secretary, Assistant Secretary, or other similar officer of each such Credit Party.

4. Bylaws/Operating Agreements. A copy of the bylaws or operating agreement, and all amendments thereto, of each Credit Party, accompanied by a certificate that such copy is correct and complete, dated the Closing Date, and executed by a Responsible Officer, and the Secretary, Assistant Secretary, or other similar officer of each such entity.

5. Good Standing and Authority. Certificates of the appropriate governmental authorities of such jurisdictions as Administrative Agent may designate, each dated a Current Date, to the effect that each Credit Party is in good standing with respect to the payment of franchise and similar Taxes (to the extent such information is available) and is duly qualified to transact business in such jurisdiction.

6. Incumbency/Secretary's Certificate. Certificates of incumbency dated as of the Closing Date with respect to all managers, officers, or partners of each Credit Party who will be authorized to execute or attest to any of the Loan Documents on behalf of such Credit Party, executed by a Responsible Officer, and the Secretary, Assistant Secretary, or other similar officer of each such Credit Party.

7. Resolutions. Copies of resolutions duly adopted by the Board of Directors or sole member, as applicable, of each Credit Party, approving this Loan Agreement and the other Loan Documents and authorizing the transactions contemplated in such Loan Documents, accompanied by a certificate of the Secretary or an Assistant Secretary of each such Credit Party, dated as of the Closing Date, certifying that such copy is a true and correct copy of resolutions duly adopted at a meeting of (which may be held by conference telephone or similar communications equipment by means of which all Persons participating in a meeting can hear each other if permitted by applicable law and, if required by such law, by such entity's bylaws or operating agreement), or by the unanimous written consent of (if permitted by applicable Law and, if required by such Law, by such entity's bylaws or operating agreement), the Board of Directors or sole member, as applicable, of each such Credit Party, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the Closing Date.

8. Opinion of Counsel to the Credit Parties. The opinion of counsel to each of the Credit Parties, addressed to Administrative Agent and Lenders, in form and substance acceptable to Administrative Agent. (Corporate Borrowing Opinion).

9. Non Consolidation Opinion of Counsel to the Credit Parties. The non consolidation opinion of counsel to each of the Credit Parties, addressed to Administrative Agent and Lenders, in form and substance acceptable to Administrative Agent.

10. Opinion of New York Counsel. The opinion of New York counsel to the Credit Parties addressed to Administrative Agent and Lenders, in form and substance acceptable to Administrative Agent.

11. Opinion of Delaware Counsel. The opinion of Delaware counsel to the Credit Parties addressed to Administrative Agent and Lenders, in form and substance acceptable to Administrative Agent.

12. Security and Pledge Agreements. A Pledge Agreement executed by Borrower, as debtor, and Guarantor, as pledgor, and delivered to Administrative Agent, as secured party on behalf of Lenders, granting and creating Liens in favor of Lenders in and to 100% of the issued and outstanding stock or other equity or investment securities of Borrower, and all real and personal property of Borrower, owned by such pledgor, together with (i) one or more UCC financing statements, executed and delivered by Pledgor, as debtor, in favor of Administrative Agent, as secured party on behalf of Lenders, covering all such Collateral (as such term is defined in the Pledge Agreement), and (ii) delivery to Administrative Agent of all Equity Securities (as such term is defined in the Pledge Agreement), together with executed blank stock powers for each Equity Security certificate delivered, all in form acceptable to Administrative Agent.

13. Guaranty. Guaranty (as such term is defined in the Unconditional Guaranty Agreement) executed by Guarantor in favor of Lender.

14. Deposit Account Control Agreements. An executed Deposit Account Control Agreement in favor of Administrative Agent.

15. Leasehold Deed of Trust, Security Agreement and Financing Statement. Leasehold Deed of Trust, Security Agreement and Financing Statement executed by Borrower, as Grantor, for the benefit of Administrative Agent on behalf of the Lenders, together with (i) one or more UCC financing statements, executed and delivered by Grantor, as debtor, in favor of Administrative Agent, as secured party on behalf of Lenders, covering all Collateral (as such term is defined in the Leasehold Deed of Trust, Security Agreement and Financing Statement).

16. Absolute Assignment of Leases and Rents. Absolute Assignment of Leases and Rents executed by Borrower, as Assignor, for the benefit of Administrative Agent on behalf of the Lenders.

17.   Survey. Certified survey on the Mortgaged Property of Borrower.

18. Mortgagee Policy of Title Insurance. Mortgagee policy of title insurance insuring each parcel of Mortgaged Property for the benefit of Administrative Agent on behalf of the Lenders, in form and substance reasonably satisfactory to Administrative Agent.

19. Lien Searches. To the extent requested by Administrative Agent, Lien searches in the name of each Credit Party in Delaware and Arizona, showing no financing statements or other Lien instruments of record except for Permitted Liens or Liens being released on the Closing Date.

20. Consents, filings, etc. Evidence satisfactory to Administrative Agent and its counsel that each Credit Party has received all approvals, authorizations, consents, and waivers of any governmental authority or other Person necessary or appropriate for the execution, delivery, and performance by each Credit Party of the Loan Documents to which it is a party, including, without limitation, (a) all such approvals, authorizations, consents, and waivers disclosed in the Loan Documents (including those required in connection with the assignment of any material agreements), and (b) all filings, consents, or approvals with or of Governmental Authorities necessary to enter into the Loan Documents or consummate any other transactions contemplated by the a Loan Documents.

21. Insurance. Evidence that each Credit Party maintains with financially sound, responsible, and reputable insurance companies or associations insurance covering its properties and business against such risks, in such amounts, and with no greater risk retention as are customarily maintained, insured, or retained by companies of established repute engaged in the same or similar business as such Credit Party.

22. Current Financials. True and correct copies of the Financial Statements of Borrower and Guarantor.

23. Payment of Fees and Closing Fees. Evidence of payment of all fees payable on or prior to the Closing Date to Administrative Agent, or any Lender as provided for in the Agreement, together with reimbursements to Administrative Agent and Highland for all fees and expenses incurred in connection with the negotiation, preparation, and closing of the transactions evidenced by the Loan Documents (including, without limitation, attorneys' fees and expenses).

24. Real Property Conveyance Documents. Consents, approvals and authorizations from the City of Phoenix, documents evidencing amendment and assignment of leases, sublease agreements, licenses and permits, zoning letters, inspection reports, endorsements, and documents related thereto in form and substance acceptable to Administrative Agent.

25. Environmental Documents. All prior environmental site investigations or assessments relating to Mortgaged Property, all current environmental site investigations or assessments relating to Mortgaged Property addressed to Lender, and documents related thereto in form and substance acceptable to Administrative Agent.

      Other Documents. Such other agreements, documents, instruments, opinions, certificates, and evidences as Administrative Agent may reasonably request.

                                  SCHEDULE 8.1
                           CAPITALIZATION OF BORROWER

America West Airlines, Inc.                 100%

                                  SCHEDULE 8.5
                              DEBT AND LIABILITIES

None.

                                  SCHEDULE 8.11
                              COMPLIANCE WITH LAWS

None.

                                  SCHEDULE 8.20
                                 DEPOSIT ACCOUNT

Operating Account:
America West Airlines, FTCHP LLC
634912794

Restricted Account:
America West Airlines, FTCHP LLC (Restricted)
1831160161

                                  SCHEDULE 9.16
                              POST-CLOSING MATTERS

1. Borrower shall provide to Lender an ALTA survey of they Hangar Land and Parking Land (as described in Schedule 1A), in a form reasonably satisfactory to Administrative Agent, on or before January 15, 2004.

2. Subordination, Non-Disturbance and Attornment Agreement executed by General Electric Capital Corporation in form previously executed by Heritage Bank, SSB, America West Airlines, Inc. and FTCHP LLC, on or before January 4, 2004.

3. Tenant Estoppel Certificate executed by General Electric Capital Corporation and America West Airlines, Inc., relating to that Sublease Agreement by and among General Electric Capital Corporation and America West Airlines, Inc., in a form reasonably satisfactory to Administrative Agent, on or before January 4, 2004.

4. Waiver and Agreement by Heritage Bank, SSB, and Fidelity National Title Insurance Company, as trustee, in favor of Aviation Financial Services Inc., relating to flight simulator bearing manufacturer's works order number, T3878, in a form reasonably satisfactory to Administrative Agent, on or before January 4, 2004.

5. Waiver and Agreement by Heritage Bank, SSB, and Fidelity National Title Insurance Company, as trustee, in favor of Aviation Financial Services Inc., relating to flight simulator bearing Federal Aviation Administrative ID numbers 332,351,417 and 795, in a form reasonably satisfactory to Administrative Agent, on or before January 4, 2004.

                                SCHEDULE 10.1(c)
                                  EXISTING DEBT

None.

                                SCHEDULE 10.1(d)
              DEBT INCURRED WITH REFINANCING OF EXISTING MORTGAGES

None.

                                  SCHEDULE 10.4
                         EXISTING INVESTMENTS AND LOANS

None.